   As filed with the Securities and Exchange Commission on February 27, 1998
                                                  Registration No. 333-38063,-01
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                            ----------------------
             POST-EFFECTIVE AMENDMENT NO. 1 TO FORMS F-4 AND S-4*
                            REGISTRATION STATEMENT
                                      on
                               Forms F-3 AND S-3*
                                     under
                           the Securities Act of 1933
                            ----------------------
    TERRA NOVA INSURANCE                            TERRA NOVA (BERMUDA)
      (UK) HOLDINGS PLC                                HOLDINGS LTD.
   (Exact name of Issuer                          (Exact name of Guarantor
 as specified in its charter)                    as specified in its charter)



England and Wales               6331              Not Applicable             Bermuda                 6331            Not Applicable
 (State or other          (Primary Standard      (I.R.S. Employer        (State or other      (Primary Standard    (I.R.S. Employer
 jurisdiction of             Industrial           Identification         jurisdiction of         Industrial         Identification
incorporation or         Classification Code          Number)            incorporation or      Classification Code       Number)
 organization)                 Number)                                     organization)            Number)

           Terra Nova House                       Richmond House
          41-43 MINCING LANE                   12 PAR-LA-VILLE ROAD
   LONDON EC3R 7SP, GREAT BRITAIN             HAMILTON HM 08, BERMUDA
           (171) 283-3000                         (441) 292-7731
   (Address, including zip code              (Address, including zip code,
       and telephone number                      and telephone number,
      including area code, of                   including area, code, of
Issuer's principal executive offices)   Guarantor's principal executive offices


                             CT Corporation System
                                 1633 BROADWAY
                            NEW YORK, NEW YORK 10019
                                 (212) 664-1666
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                                   Copies to:
                                JEAN M. WAGGETT
              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                       TERRA NOVA (BERMUDA) HOLDING LTD.
                                 RICHMOND HOUSE
                              12 PAR-LA-VILLE ROAD
                            HAMILTON HM 08, BERMUDA
                                 (441) 292-7731

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   From time to time as determined by market conditions, after the effective date of this Post-Effective Amendment No. 1 to Registration Statement.

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. /X/

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                            ----------------------
   THE ISSUER AND THE GUARANTOR HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE ISSUER AND THE GUARANTOR SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

----------------------

* The Registration Statement constituted a filing on Form F-4 for the Senior Notes and on Form S-4 for the Guarantee; this Post-Effective Amendment constitutes a filing on Form F-3 for the Senior Notes and on Form S-3 for the Guaranty.
================================================================================

                                EXPLANATORY NOTE

      This Post-Effective Amendment to the Registration Statement contains a Prospectus Supplement and Prospectus relating to certain market-making transactions in the $75,000,000 7.2% Senior Notes due 2007 of Terra Nova Insurance (U.K.) Holdings plc, fully and unconditionally guaranteed by Terra Nova (Bermuda) Holdings Ltd. In order to register under Rule 415 of the Securities Act of 1933 those Senior Notes that will be offered and sold in market-making transactions, additional undertakings required by Item 512(a) of Regulation S-K have been included in Item 17 of Part II.

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED OCTOBER 30,1997)

                     TERRA NOVA INSURANCE (UK) HOLDINGS PLC

                           7.2% SENIOR NOTES DUE 2007

                     GUARANTEED FULLY AND UNCONDITIONALLY BY

                       TERRA NOVA (BERMUDA) HOLDINGS LTD.

Exchange Offer Completed

         The Exchange Offer described in the accompanying Prospectus expired in accordance with its terms on December 3, 1997. The entire outstanding issue of $75.0 million principal amount of Old Notes (as defined in the accompanying Prospectus) was exchanged for the Exchange Notes (as so defined). All references in this Prospectus Supplement to the "Prospectus" shall mean the accompanying Prospectus together with this Prospectus Supplement.

Market -Making Transactions

         Although the Exchange Notes have been listed on the Luxembourg Stock Exchange, there is currently no active public market for the Exchange Notes. Bermuda Holdings has been advised by Donaldson, Lufkin and Jenrette Securities Corporation ("DLJSC") that it currently intends to make a market for the Exchange Notes. The accompanying Prospectus, together with this Prospectus Supplement, is for use by DLJSC in connection with offers and sales of the Exchange Notes in market-making transactions at negotiated prices related to prevailing market prices at the time of sale. DLJSC may act as principal or agent in such transactions. DLJSC is not obligated to make a market for the Exchange Notes and may discontinue any such market making at any time without notice. Accordingly, no assurance can be given that an active trading market will develop for, or as to the liquidity of, the Exchange Notes.

         DLJSC has provided financial or other advisory services to the Issuer and Bermuda Holdings in the past and may do so in the future. In addition, certain officers of DLJSC are directors of Bermuda Holdings and affiliates of DLJSC own approximately 11.7% of the outstanding voting shares of Bermuda Holdings.

Incorporation of Certain Documents by Reference

         The following documents filed by Bermuda Holdings with the Securities and Exchange Commission are incorporated into the Prospectus by reference:

          (1) Bermuda Holdings' Annual Report on Form 10-K for the year ended December 31, 1996;

         (2) Bermuda Holdings' Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997; and

         (3) Bermuda Holdings Current Report on Form 8-K, dated August 28, 1997.

         Any documents filed by Bermuda Holdings pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Supplement shall be deemed to be incorporated by reference into the Prospectus and to be a part thereof.

         Any statement contained in a document incorporated or deemed to be incorporated in the Prospectus, or contained in the Prospectus, shall be deemed to be modified or superseded for purposes of the Prospectus to the extent that a statement contained in the Prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in the Prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Prospectus.


         Bermuda Holdings will provide without charge to each person to whom the Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the foregoing documents incorporated in the Prospectus by reference (other than exhibits to such documents unless such exhibits are specifically incorporated in the Prospectus by reference into the foregoing documents). Any such request should be directed to Jean M. Waggett, Esq., Terra Nova (Bermuda) Holdings Ltd., Richmond House, 2nd Floor, 12 Par-La -Ville Road, Hamilton HM 08, Bermuda (Telephone: 441-292-7731)).

                                    * * * * *

The date of this Prospectus Supplement is February 27, 1998.

PROSPECTUS

                    TERRA NOVA INSURANCE (UK) HOLDINGS PLC

                 OFFER TO EXCHANGE 7.2% SENIOR NOTES DUE 2007,
  WHICH WILL BE FULLY AND UNCONDITIONALLY GUARANTEED BY TERRA NOVA (BERMUDA)
                 HOLDINGS LTD. AND WHICH HAVE BEEN REGISTERED
                 UNDER THE SECURITIES ACT OF 1933 FOR ANY AND
                       ALL OLD NOTES (AS DEFINED BELOW)
                                 -----------

     THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON DECEMBER 3, 1997, UNLESS EXTENDED. AS DESCRIBED HEREIN, WITHDRAWAL RIGHTS WITH RESPECT TO THE EXCHANGE OFFER ARE EXPECTED TO EXPIRE AT THE EXPIRATION OF THE EXCHANGE OFFER.

      Terra Nova Insurance (UK) Holdings plc, a public limited company organized under the laws of England and Wales ("UK Holdings" or the "Issuer"), hereby offers (the "Exchange Offer"), upon the terms and subject to the conditions set forth in this Prospectus (the "Prospectus") and the accompanying Letter of Transmittal (the "Letter of Transmittal"), to exchange up to $75.0 million aggregate principal amount of its 7.2% Senior Notes due 2007 (the "Exchange Notes") which will be fully and unconditionally guaranteed on a senior basis by Terra Nova (Bermuda) Holdings Ltd. ("Bermuda Holdings"), and which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement of which this Prospectus is a part, for an identical principal amount of its issued and outstanding 7.2% Senior Notes due 2007 (the "Old Notes"). The Exchange Notes and the Old Notes are collectively referred to herein as the "Senior Notes." The Old Notes were originally issued and sold in a transaction that was exempt from registration under the Securities Act and resold inside the United States to certain qualified institutional buyers in reliance on, and subject to the restrictions imposed pursuant to, Rule 144A under the Securities Act ("Rule 144A"). The terms of the Exchange Notes are identical in all material respects to the terms of the Old Notes, except that
(i) the offer and sale of the Exchange Notes has been registered under the Securities Act and therefore the Exchange Notes are not subject to certain restrictions on transfer applicable to the Old Notes, will not bear legends restricting the transferability thereof and will not be entitled to registration rights or other rights under the Registration Rights Agreement (as defined herein), and (ii) the Exchange Notes will not provide for any increase in the interest rate pursuant to the Registration Rights Agreement, which rights and provisions will terminate as to all of the Senior Notes upon the consummation of the Exchange Offer. The Exchange Notes will be issued under the same Indenture (as defined herein) as the Old Notes, and the Exchange Notes and the Old Notes will constitute a single series of debt securities under the Indenture. In the event the Exchange Offer is consummated, any Old Notes which remain outstanding after consummation of the Exchange Offer and the Exchange Notes issued in the Exchange Offer will vote together as a single class for purposes of determining whether holders of a requisite percentage in outstanding principal amount of Senior Notes have taken certain actions or exercised certain rights under the Indenture. See "Description of Exchange Notes" and "The Exchange Offer."

     The Exchange Notes will mature on August 15, 2007. Interest on the Exchange Notes will accrue from August 26, 1997, the issue date of the Old Notes, and is payable semiannually on February 15 and August 15 of each year, commencing on February 15, 1998. The Exchange Notes will be redeemable, in whole or in part, at the option of the Issuer and at any time, at a redemption price equal to the sum of: (i) the principal amount of the Exchange Notes being redeemed, plus accrued and unpaid interest thereon to the redemption date, and (ii) the Make-Whole Amount (as defined under "Description of Exchange Notes--Optional Redemption"), if any. The Exchange Notes also may be redeemed under circumstances described under "Description of Exchange Notes--Tax Redemption" at 100% of the principal amount thereof, plus accrued and unpaid interest thereon to the redemption date. The Exchange Notes will not be subject to any mandatory sinking fund payment.

     The Exchange Notes and the guarantee (the "Guarantee") of the Exchange Notes by Bermuda Holdings will constitute unsecured senior obligations of the Issuer and Bermuda Holdings, respectively. The Exchange Notes and the Guarantee will rank pari passu in right of payment with all other senior indebtedness of the Issuer and Bermuda Holdings, respectively, including indebtedness of approximately $100 million pursuant to the Issuer's 10 3/4% Senior Notes due 2005 (the "1995 Senior Notes") which are fully and unconditionally guaranteed by a guarantee of Bermuda Holdings, as well as any Old Notes not tendered for exchange pursuant to the Exchange Offer. See "Description of Exchange Notes-- General" and "--Guarantee." As of the date hereof, there is no outstanding indebtedness of either the Issuer or Bermuda Holdings which will be subordinate to the Exchange Notes. Because the Issuer and Bermuda Holdings are holding companies, in order for them to make interest and principal payments on the Exchange Notes, they will be dependent on the payment of dividends by their respective insurance company subsidiaries. As a consequence, the Exchange Notes and the Guarantee will be effectively subordinated to all existing and future liabilities of such insurance company subsidiaries, which at June 30, 1997 consisted principally of insurance liabilities and aggregated approximately $1.6 billion.
                                 -----------

     See "Risk Factors" commencing on page 12 for discussion of certain factors that should be considered by holders of the Old Notes prior to tendering their Old Notes in the Exchange Offer.
                                 -----------

     Until April 28, 1998 (180 days after the date of this Prospectus), all dealers effecting transactions in registered securities, whether or not participating in this distribution, may be required to deliver a prospectus.
                                 -----------

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
     EXCHANGE COMMISSION OR BY ANY STATE SECURITIES COMMISSION NOR HAS THE
          SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
             PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.
                                 -----------

              THE DATE OF THIS PROSPECTUS IS OCTOBER 30, 1997.

  (Cover Page Continued)

     The Issuer is making the Exchange Offer in reliance on the position of the staff of the Division of Corporation Finance of the Securities and Exchange Commission (the "Commission") as set forth in certain no-action letters addressed to third parties in other transactions (including Exxon Capital Holdings Corporation (available May 13, 1988), Morgan Stanley & Co. Incorporated (available June 5, 1991), K-III Communications Corporation (available May 14,
1993) and Shearman & Sterling (available July 2, 1993)). However, neither the Issuer nor Bermuda Holdings has sought its own no-action letter and there can be no assurance that the staff of the Division of Corporation Finance of the Commission would make a similar determination with respect to the Exchange Offer as it has in such no-action letters to third parties. Based on these interpretations by the staff of the Division of Corporation Finance, and subject to the two immediately following sentences, the Issuer believes that the Exchange Notes issued pursuant to this Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is a broker-dealer or an "affiliate" of the Issuer or Bermuda Holdings within the meaning of Rule 405 of the Securities Act) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any Person to participate, in a distribution (within the meaning of the Securities Act) of such Exchange Notes. Any holder of Old Notes who is an "affiliate" of the Issuer or Bermuda Holdings or who intends to participate in the Exchange Offer for the purpose of distributing Exchange Notes, or any broker-dealer who purchased Old Notes from the Issuer or Bermuda Holdings to resell pursuant to Rule 144A under the Securities Act ("Rule 144A") or any other available exception under the Securities Act, (a) will not be able to rely on the interpretations of the staff of the Division of Corporation Finance of the Commission set forth in the above-mentioned interpretive letters, (b) will not be permitted or entitled to tender such Old Notes in the Exchange Offer and (c) must comply with the registration and prospectus delivery requirement of the Securities Act in connection with any sale or other transfer of such Old Notes unless such sale is made pursuant to an exemption from such requirements. In addition, as described below, if any broker-dealer holds Old Notes acquired for its own account as a result of market-making or other trading activities and exchanges such Old Notes for Exchange Notes, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such Exchange Notes.
     Each holder of Old Notes who wishes to exchange Old Notes for Exchange Notes in the Exchange Offer will be required to represent that (i) it is not an "affiliate" of the Issuer or Bermuda Holdings, (ii) any Exchange Notes to be received by it are being acquired in the ordinary course of its business, and
(iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such Exchange Notes. Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it acquired the Old Notes for its account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. A broker-dealer that acquired Old Notes in a transaction other than as part of its market-making or other trading activities will not be able to participate in the Exchange Offer. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the staff of the Division of Corporation Finance of the Commission in the no-action letters referred to above, the Issuer believes that broker-dealers who acquired Old Notes for their own account as a result of market-making activities or other trading activities ("Participating Broker-Dealers"), may fulfill their prospectus delivery requirements with respect to the Exchange Notes received upon exchange of such Old Notes (other than Old Notes which represent an unsold allotment from the original sale of the Old Notes) with a prospectus meeting the requirements of the Securities Act, which may be a prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such Exchange Notes. Subject to certain provisions set forth in the Registration Rights Agreement, the Issuer and Bermuda Holdings have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such Exchange Notes for a period ending 180 days after the Expiration Date referred to below or, if earlier, when all such Exchange Notes have been disposed of by such Participating Broker-Dealer. See "Plan of Distribution." Any Participating Broker-Dealer who is an "affiliate" of the Issuer or Bermuda Holdings may not rely on such no-action letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. See "The Exchange Offer--Resales of the Exchange Notes."

     The Exchange Notes will be a new issue of securities for which there currently is no market and there can be no assurance as to the liquidity of any markets that may develop for the Exchange Notes or the ability of the holders to

  (Cover Page Continued)

sell their Exchange Notes, as the case may be. Neither the Issuer nor Bermuda Holdings currently intends to apply for listing of the Exchange Notes on any securities exchange other than on the Luxembourg Stock Exchange or for quotation through the National Association of Securities Dealers Automated Quotation System.

     Any Old Notes not tendered and accepted in the Exchange Offer will remain outstanding, will continue to accrue interest and will be entitled to all the same rights and will be subject to the same limitations applicable thereto under the Indenture (except for those rights which terminate upon consummation of the Exchange Offer). Following consummation of the Exchange Offer, the holders of Old Notes will continue to be subject to the existing restrictions upon transfer thereof, and neither the Issuer nor Bermuda Holdings will have any further obligation to such holders to provide for registration under the Securities Act of the Old Notes held by such holders. To the extent that Old Notes are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Old Notes could be adversely affected. See "Prospectus Summary--Certain Consequences of a Failure to Exchange Old Notes."

     THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION. HOLDERS OF OLD NOTES ARE URGED TO READ THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CAREFULLY BEFORE DECIDING WHETHER TO TENDER THEIR OLD NOTES PURSUANT TO THE EXCHANGE OFFER.

     Old Notes may be tendered for exchange on or prior to 5:00 p.m., New York City time, December 3, 1997 (such time on such date being hereinafter called the "Expiration Date"), unless the Exchange Offer is extended by the Issuer (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended). Tenders of Old Notes may be withdrawn at any time on or prior to the Expiration Date. The Exchange Offer is not conditioned upon any minimum principal amount of Old Notes being tendered for exchange. However, the Exchange Offer is subject to certain events and conditions and to the terms and provisions of the Registration Rights Agreement. Old Notes may be tendered in whole or in part in a principal amount of $1,000 and integral multiples thereof. See "The Exchange Offer--Fees and Expenses." Each Exchange Note will bear interest from the most recent date to which interest has been paid or duly provided for on the Old Note surrendered in exchange for such Exchange Note or, if no such interest has been paid or duly provided for on such Old Note, from August 26, 1997. Holders of the Old Notes whose Old Notes are accepted for exchange will not receive accrued interest on such Old Notes.

     Any waiver, extension or termination of the Exchange Offer will be publicly announced by the Issuer or Bermuda Holdings through a release to the Dow Jones News Service and as otherwise required by applicable law or regulations.

     The Exchange Notes will be represented by one or more global receipts (each a "Global Receipt") deposited with, or on behalf of, The Depository Trust Company, as Depositary, and the Exchange Notes are expected to trade in the Depositary's Same-Day Funds Settlement System. Secondary market trading activity, if any, for the Exchange Notes will therefore settle in immediately available funds. See "Description of Depositary Agreement."

     The Issuer intends to list the Exchange Notes on the Luxembourg Stock Exchange.

     Neither the Issuer nor Bermuda Holdings will receive any proceeds from the Exchange Offer. The Issuer and Bermuda Holdings have agreed to pay all expenses of the Exchange Offer. No dealer manager is being utilized in connection with the Exchange Offer.

     THE EXCHANGE OFFER IS NOT BEING MADE TO, NOR WILL THE COMPANY ACCEPT SURRENDERS FOR EXCHANGE FROM, HOLDERS OF OLD NOTES IN ANY JURISDICTION IN WHICH THE EXCHANGE OFFER OR THE ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE SECURITIES AND BLUE SKY LAWS OF SUCH JURISDICTION.

                             AVAILABLE INFORMATION

     Bermuda Holdings is subject to the periodic reporting and other information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Issuer is exempt from such requirements, but summary financial information of the Issuer will be provided in the reports filed by Bermuda Holdings, as permitted by the rules and regulations of the Commission. Under current law, for as long as the 1995 Senior Notes or Bermuda Holdings' Class A Ordinary Shares, par value $5.80 per share, are listed on the New York Stock Exchange, Inc., Bermuda Holdings will be required to file with the Commission annual, quarterly and current financial information on Forms 10-K, 10-Q and 8-K. Such reports and other information filed by Bermuda Holdings pursuant to the Exchange Act may be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at the Commission's regional offices located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, Suite 1300, New York, New York 10048, and such material is contained on the worldwide web site maintained by the Commission at http:\\www.sec.gov. Copies of such material may also be obtained at prescribed rates by writing to the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, reports and other material concerning Bermuda Holdings can be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

     Whether or not required by the Exchange Act or the rules and regulations of the Commission thereunder, so long as any Senior Notes are outstanding, Bermuda Holdings has agreed to furnish to the holders of Senior Notes all financial information that would be required to be contained in a filing with the Commission on Form 10-K, 10-Q or 8-K if Bermuda Holdings were required to file such Form, including a "Management's Discussion and Analysis of Results of Operations and Financial Condition" and, with respect to the annual financial statements only, a report thereon by Bermuda Holdings' independent public accountants. In addition, whether or not required by the Exchange Act or the rules and regulations of the Commission thereunder, Bermuda Holdings will file a copy of all such information and reports with the Commission for public availability (unless the Commission will not accept such a filing) and make such information available to investors who request it in writing.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by Bermuda Holdings with the Commission are incorporated into this Prospectus by reference:

           (1) Bermuda Holdings' Annual Report on Form 10-K for the year ended December 31, 1996;

           (2) Bermuda Holdings' Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997 and June 30, 1997; and

           (3) Bermuda Holdings' Current Report on Form 8-K, dated August 28, 1997.

     Any documents filed by Bermuda Holdings pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of the offering of the Exchange Notes and the Guarantee offered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein, or contained in this Prospectus, shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     BERMUDA HOLDINGS WILL PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM THIS PROSPECTUS IS DELIVERED, UPON THE WRITTEN OR ORAL REQUEST OF SUCH PERSON, A COPY OF ANY OR ALL OF THE FOREGOING DOCUMENTS INCORPORATED HEREIN BY REFERENCE (OTHER THAN EXHIBITS TO SUCH DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO THE FOREGOING DOCUMENTS). ANY SUCH REQUEST SHOULD BE DIRECTED TO JEAN M. WAGGETT, ESQ., TERRA NOVA (BERMUDA) HOLDINGS LTD., RICHMOND HOUSE, 2ND FLOOR, 12 PAR-LA-VILLE ROAD, HAMILTON HM 08, BERMUDA (TELEPHONE: 441-292-7731)). IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY SUCH REQUEST SHOULD BE MADE BY NOVEMBER 26, 1997.

                      ENFORCEABILITY OF CIVIL LIABILITIES

     The Issuer is a public limited company incorporated under the laws of England and Wales, and Bermuda Holdings is a company incorporated under the laws of Bermuda. All of the directors and executive officers of the Issuer, all of the executive officers of Bermuda Holdings, six of the eleven directors of Bermuda Holdings, and the experts named herein are non-residents of the United States, and all or a substantial portion of the assets of the Issuer, Bermuda Holdings and such persons are located outside the United States. It may not be possible for investors to effect service of process within the United States upon such persons or to enforce against any of them, the Issuer or Bermuda Holdings judgments of courts of the United States predicated upon the civil liability provisions of the federal or state securities laws of the United States. The Issuer and Bermuda Holdings have been advised by their respective counsel, Clifford Chance and Conyers, Dill & Pearman, that there is doubt as to the enforceability in the United Kingdom and in Bermuda, in original actions or in actions for enforcement of judgments of United States courts, of civil liabilities predicated solely upon such securities laws.

     Bermuda Holdings has been informed by Conyers, Dill & Pearman that the United States and Bermuda do not have a treaty providing for reciprocal recognition and enforcement of judgments of U.S. courts in civil and commercial matters and that a final judgment for the payment of money rendered by any federal or state court in the United States based on civil liability, whether or not predicated solely upon the U.S. federal securities laws, would, therefore, not be automatically enforceable in Bermuda. Bermuda Holdings has also been advised by Conyers, Dill & Pearman that a final and conclusive judgment obtained in federal or state courts in the United States under which a sum of money is payable as compensatory damages (i.e., not being a sum claimed by a revenue authority for taxes or other charges of a similar nature by a governmental authority, or in respect of a fine or penalty or multiple or punitive damages) may be the subject of an action on a debt in the Supreme Court of Bermuda under the common law doctrine of obligation. Such an action should be successful upon proof that the sum of money is due and payable, without having to prove the facts supporting the underlying judgment, as long as: (i) the court that gave the judgment was competent to hear the action in accordance with private international law principles as applied by the courts in Bermuda; and (ii) the judgment was not contrary to public policy in Bermuda, was not obtained by fraud or in proceedings contrary to the natural justice of Bermuda, and was not based on an error in Bermuda law. A Bermuda court may impose civil liability on Bermuda Holdings or its directors or officers in a suit brought in the Supreme Court of Bermuda against Bermuda Holdings or such persons with respect to a violation of U.S. federal securities laws, provided that the facts surrounding such violation constitute or give rise to a cause of action under Bermuda law.

     Bermuda Holdings and the Issuer have each appointed CT Corporation System, New York, New York, as its agent to receive service of process in actions brought against it, arising out of or in connection with U.S. federal or state securities laws or out of violations of such laws, in any federal or state court in the United States relating to the transactions covered by this Prospectus.

                                    CURRENCY

     In this Prospectus, references to "U.S. dollars," "$" or "cents" are to U.S. currency, and references to "pounds," "sterling," "(Pounds)", "pence" or "p" are to U.K. currency. Bermuda Holdings publishes its consolidated financial statements in U.S. dollars, which is its functional currency.

                              PROSPECTUS SUMMARY

     The following summary is qualified by the more detailed information and financial statements and notes thereto appearing elsewhere in this Prospectus or incorporated herein by reference. Unless the context requires otherwise and except as provided below, all references in this Prospectus to the "Company" refer to Terra Nova (Bermuda) Holdings Ltd. ("Bermuda Holdings"), a Bermuda holding corporation, and all of its direct and indirect subsidiaries, including its principal subsidiaries, the Issuer, Terra Nova Insurance Company Limited ("Terra Nova"), Terra Nova (Bermuda) Insurance Company Ltd. ("Terra Nova (Bermuda)"), Compagnie de Reassurance d'Ile de France ("Corifrance"). Octavian Syndicate Management Limited ("Octavian") and Terra Nova Capital Limited ("Terra Nova Capital"), through which it conducts substantially all of its operations. Unless otherwise noted, all financial data and ratios included herein have been prepared in accordance with United States generally accepted accounting principles ("GAAP").


                               COMPANY OVERVIEW

  Overview and Markets

     The Company is a specialty property, casualty and marine insurance and reinsurance company operating on a worldwide basis through subsidiaries in the London company market and Lloyd's of London (together the "London Market"), in the Bermuda Market, in the European Market and through branch offices in Toronto, Canada and Brussels, Belgium. Terra Nova Insurance Company Limited ("Terra Nova"), the Company's predecessor and principal subsidiary, was established in 1969 and is believed by management to be one of the largest London Market companies (as defined below). The Company had gross premiums written of $331.8 million for the six months ended June 30, 1997, and had combined shareholders' equity of $422.3 million at June 30, 1997.

     The London Market is one of the world's largest insurance and reinsurance marketplaces and attracts business from clients throughout the world who seek flexible and innovative protection for a wide variety of risks. The London Market is composed of Lloyd's and companies with underwriting offices in proximity to Lloyd's ("London Market companies") and, management believes, had gross written premiums of approximately $26.0 billion in 1995.

     The Bermuda Market, comprised of both captive and independent companies, in recent years has become one of the world's largest insurance and reinsurance markets in which international business is written. Management believes that the Bermuda Market's gross premiums written were approximately $23.4 billion in 1995, up from approximately $13.0 billion in 1990.

  Business, Profitability and Financial Strength

     The Company's principal lines of business consist of classes of (i) non-marine property coverage written largely on a reinsurance basis, (ii) non-marine casualty coverage written both on a primary and a reinsurance basis, and (iii) marine coverage written both on a primary and a reinsurance basis, accounting for approximately 49.5%, 18.9% and 31.1%, respectively, of the Company's gross premiums written for 1996. Additionally, of the Company's gross premiums written for 1996, approximately 66.8% consisted of reinsurance business and approximately 46.4%, 10.8%, 20.4% and 22.4% were attributable to clients from the U.S., U.K., Europe and the rest of the world, respectively.

     The Company and Terra Nova have a demonstrated history of profits, having been profitable in every year of their combined 27-year existence, except for 1980 and 1992. The combined ratio and operating ratio of the Company's insurance subsidiaries averaged 101.9% and 77.1%, respectively, for the period from 1993 through 1996. For the six months ended June 30, 1997, the Company had a combined ratio and operating ratio of 99.4% and 75.8%, respectively. The Company's income from continuing operations before income taxes, interest expense, depreciation, amortization and minority interests ("EBITDA") was $97.0 million for 1996 and $51.2 million for the six months ended June 30, 1997.

     At June 30, 1997, approximately 85.1% of the Company's $1.3 billion investment portfolio consisted of fixed maturity debt securities, 97.6% were rated "A" or better by Standard & Poor's Corporation ("S&P") and Moody's Investors Service, Inc. ("Moody's") and the remaining 2.4%, although not rated, were, in the opinion of management, at least the equivalent in quality of "AA" rated investments. The Company currently has no investments in high yield fixed income securities, real estate or mortgages.

  Strategy/Strategic Initiatives

     The Company seeks to enhance its record of profitable growth through its operating and growth strategies. The key elements of its operating strategy consist of:

     . Flexible operating structure. The Company, with subsidiaries in the London company market, Lloyd's, the Bermuda Market and in Paris and having offices in London, Bermuda, Toronto and Brussels, believes that it has a significant competitive advantage through its presence in many of the principal markets where insurance and reinsurance business is transacted. By writing business in many of the major international markets, the Company is able to diversify the risk of its portfolio geographically and, at the same time, take advantage of differences in rates and deductibles throughout the world. Having developed an expertise in writing specific classes of non-marine property, non-marine casualty and marine businesses which may react differently to varying market conditions, the Company may shift its mix of business to those lines where the Company believes the potential for profitable results is greater, while continuing to maintain a smaller presence in less profitable lines in anticipation of market improvements.

     . Low operating costs. Through an international brokerage system, the Company has access not only to the London and Bermuda Markets, but also to other international insurance and reinsurance centers. By using this variable cost distribution system and operating through a centralized administration organization in London, the Company is able to minimize its fixed overhead costs and therefore better control expense levels as market conditions for writing insurance and reinsurance fluctuate. In addition, with operations in Bermuda, the Company is able to take advantage of Bermuda's favorable tax regime.

     . Significant levels of investment income. With a $1.3 billion conservatively managed investment portfolio as of June 30, 1997, the Company has been able to generate significant and consistent levels of investment income that have helped to stabilize profits. Of the $1.3 billion of invested assets at June 30, 1997, $816.5 million were held by Terra Nova and $451.0 million were held by Terra Nova (Bermuda), with the balance held by other group companies. The impact of investment income on the Company's results is evidenced by the average operating ratio of the Company's insurance subsidiaries over the last four years of 77.1%.

       The proceeds from the offering of the Old Notes have and will enable the Company to further its growth strategy, which includes:

     . Capital growth. With an expected total capitalization of $597.3 million after giving effect to proceeds from the offering of the Old Notes, the Company expects to continue to increase its business writings in selected areas and to pursue strategic acquisitions which management believes will enhance the Company's presence in targeted markets or provide products for the group as a whole, including the acquisition of Corifrance (as described below).

     . Expected further participation in the Octavian Syndicates. The Company has provided $293.9 million of the Octavian Syndicates' total underwriting capacity for the 1997 year of account. Based on the Octavian Syndicates' recent utilization of capacity, the Company estimates that such premiums written and included in its 1997 financial statements will be between $175 and $200 million. The Company expects to increase the capacity available to the Octavian Syndicates for the 1998 year of account. In addition to providing additional capacity to the Octavian Syndicates, the Company may increase its involvement in Lloyd's in the future, through acquiring the rights to manage additional syndicates or employing additional underwriters. The number of syndicates managed by Octavian increased to seven for the 1997 year of account.

     . Growth in continental Europe. On September 8, 1997, the Company acquired
       Compagnie de Reassurance d'Ile de France, Corifrance, based in Paris. Corifrance is a French reinsurance company which transacts business internationally, although mainly outside the United States. Its premium volume in 1996 was $25 million.

  Organization

     The Company and its principal subsidiaries are currently organized as follows:

                               ----------------
                                  Terra Nova
                                   (Bermuda)
                                 Holdings Ltd.
                                   ("Bermuda
                                   Holdings")

                               ----------------

               -----------------
                   Terra Nova
                   Insurance
                 (UK) Holdings
                    plc (the
                   ("Issuer")

               -----------------

----------------  -------------     -----------------   -------------------
   Terra Nova        Octvian           Terra Nova           Terra Nova
   Insurance        Syndicate        Capital Limited        (Bermuda)
    Company         Management        ("Terra Nova         Insurance Co.
    Limited          Limited            Capital")        Ltd. ("Terra Nova
 ("Terra Nova")    ("Octavian")                             (Bermuda)")

----------------  -------------     -----------------   -------------------

-----------------
  Compagnie de
   Reassurance
 d'lle de France
   Corifrance
 ("Corifrance")

-----------------

                               THE EXCHANGE OFFER

The Exchange Offer...................   Up to $75.0 million aggregate principal
                                        amount of Exchange Notes are being
                                        offered in exchange for a like aggregate principal amount of Old Notes. The
                                        Issuer is making the Exchange Offer in
                                        order to satisfy its obligations under
                                        the Registration Rights Agreement, dated as of August 20, 1997, by and among the Issuer, Bermuda Holdings and the Initial
                                        Purchaser (the "Registration Rights
                                        Agreement") relating to the Old Notes.
                                        For a description of the procedures for
                                        tendering Old Notes, see "The Exchange
                                        Offer--Procedures for Tendering Old
                                        Notes."

Expiration Date......................   5:00 p.m., New York City time, on
                                        December 3, 1997 (such time on such date being hereinafter called the "Expiration
                                        Date") unless the Exchange Offer is
                                        extended by the Issuer or Bermuda
                                        Holdings (in which case the term
                                        "Expiration Date" shall mean the latest
                                        date and time to which the Exchange
                                        Offer is extended). Any waiver,
                                        extension or termination of the Exchange
                                        Offer will be publicly announced by the
                                        Issuer or Bermuda Holdings through a
                                        release to the Dow Jones News Service
                                        and as otherwise required by applicable
                                        law or regulations. See "The Exchange
                                        Offer--Terms of the Exchange Offer;
                                        Period for Tendering Old Notes."

Certain Conditions to the Exchange
 Offer...............................   The Exchange Offer is subject to certain
                                        conditions. The Issuer reserves the
                                        right, subject to applicable law, at any time and from time to time, (i) to delay the acceptance of the Old Notes for exchange, (ii) to amend or terminate the Exchange Offer if certain specified conditions have not been satisfied, as set forth under "The Exchange Offer--
                                        Certain Conditions to the Exchange
                                        Offer," (iii) to extend the Expiration
                                        Date of the Exchange Offer and retain
                                        all Old Notes tendered pursuant to the
                                        Exchange Offer, subject, however, to the right of holders of Old Notes to withdraw their tendered Old Notes, or
                                        (iv) to amend the terms of the Exchange
                                        Offer in any manner deemed by it to be
                                        advantageous to the holders of the Old
                                        Notes. See "The Exchange Offer--Terms of the Exchange Offer; Period for Tendering
                                        Old Notes."

Withdrawal Rights....................   Tenders of Old Notes may be withdrawn at
                                        any time prior to the Expiration Date
                                        by delivering a written notice of such
                                        withdrawal to the Exchange Agent in
                                        conformity with certain procedures set
                                        forth below under "The Exchange Offer--
                                        Withdrawal Rights."

Procedures for Tendering Old Notes...   Tendering holders of Old Notes must
                                        complete and sign a Letter of
                                        Transmittal in accordance with the
                                        instructions contained herein and
                                        therein and forward the same by mail,
                                        facsimile or hand delivery, together
                                        with any other required documents, to
                                        the Exchange Agent (as defined below) at the address set forth herein and effect a tender of Old Notes pursuant to the procedures for book-entry transfers as provided for herein by the Expiration
                                        Date, either with a timely confirmation
                                        of book-entry transfer (a "Book-Entry
                                        Confirmation") or in compliance with the specified procedures for guaranteed delivery of Old Notes. Certain brokers, dealers, commercial banks, trust companies and other nominees may also effect tenders by book-entry transfer.
                                        Holders of Old Notes in the name of a
                                        broker, dealer, commercial bank, trust
                                        company or other nominee are urged to
                                        contact such person promptly if they
                                        wish to tender Old Notes pursuant to the Exchange Offer. See "The Exchange
                                        Offer--Procedures for Tendering Old
                                        Notes." Letters of Transmittal and Book-
                                        Entry Confirmations should not be sent
                                        to the Issuer or Bermuda Holdings. Such
                                        documents should only be sent to the
                                        Exchange Agent. Questions regarding how
                                        to tender and requests for information
                                        should be directed to the Exchange
                                        Agent. See "The Exchange Offer--Exchange
                                        Agent."

Guaranteed Delivery Procedures.......   Holders of Old Notes who wish to tender
                                        their Old Notes and who cannot deliver
                                        Book-Entry Confirmations, a Letter of
                                        Transmittal or any other document
                                        required by the Letter of Transmittal to the Exchange Agent prior to the Expiration Date, must tender their Old Notes according to the guaranteed delivery procedures set forth in "The Exchange Offer--Guaranteed
                                        Delivery Procedures."

Resales of Exchange Notes............   The Issuer is making the Exchange Offer
                                        in reliance on the position of the staff of the Division Corporation Finance of the Commission as set forth in certain no-action letters addressed to third parties in other transactions (including
                                        Exxon Capital Holdings Corporation
                                        (available May 13, 1988), Morgan Stanley
                                        & Co. Incorporated (available June 5,
                                        1991), K-III Communications Corporation
                                        (available May 14, 1993) and Shearman &
                                        Sterling (available July 2, 1993)).
                                        However, neither the Issuer nor Bermuda
                                        Holdings has sought its own no-action
                                        letter and there can be no assurance
                                        that the staff of the Division of
                                        Corporation Finance of the Commission
                                        would make a similar determination with
                                        respect to the Exchange Offer as it has
                                        in such interpretive letters to third
                                        parties. Based on these interpretations
                                        by the staff of the Division of
                                        Corporation Finance, and subject to the
                                        two immediately following sentences, the
                                        Issuer believes that Exchange Notes
                                        issued pursuant to this Exchange Offer
                                        in exchange for Old Notes may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is a broker-dealer or an "affiliate" of the Issuer or Bermuda
                                        Holdings within the meaning of Rule 405
                                        of the Securities Act) without further
                                        compliance with the registration and
                                        prospectus delivery requirements of the
                                        Securities Act, provided that such
                                        Exchange Notes are acquired in the
                                        ordinary course of such holder's
                                        business and that such holder is not
                                        participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such Exchange Notes. However, any holder of Old Notes who is an "affiliate" of the Issuer or Bermuda Holdings or who intends to participate in the Exchange
                                        Offer for the purpose of distributing
                                        the Exchange Notes, or any broker-dealer who purchased the Old Notes from the Issuer or Bermuda Holdings to resell pursuant to Rule 144A or any other available exemption under the Securities
                                        Act, (a) will not be able to rely on the interpretations of the staff of the Division of Corporation Finance of the Commission set forth in the above-mentioned interpretive letters, (b) will not be permitted or entitled to tender such Old Notes in the Exchange Offer and
                                        (c) must comply with registration and
                                        prospectus delivery requirements of the
                                        Securities Act in connection with any
                                        sale or other transfer of such Old Notes unless such sale is made pursuant to an exemption from such requirements. In addition, as described below, if any broker-dealer holds Old Notes acquired for its own account as a result of market-making or other trading activities and exchanges such Old Notes for Exchange Notes, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such Exchange Notes.

                                        Each holder of Old Notes who wishes to
                                        exchange Old Notes for Exchange Notes in the Exchange Offer will be required to represent that (i) it is not an "affiliate" of the Issuer or Bermuda Holdings within the meaning of Rule 405 under the Securities Act, (ii) any Exchange Notes to be received by it are being acquired in the ordinary course of its business, and (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities
                                        Act) of such Exchange Notes. Each
                                        broker-dealer that receives Exchange
                                        Notes for its own account pursuant to
                                        the Exchange Offer must acknowledge that it acquired the Old Notes for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. A broker-dealer that acquired Old Notes in a transaction other than as part of its market-making or other trading activities will not be able to participate in the Exchange Offer. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the staff of the Division of Corporation Finance of the Commission in the no-action letters referred to above, the Issuer believes that broker-dealers who acquired Old Notes for their own accounts as a result of market-making activities or other trading activities ("Participating Broker-Dealers") may fulfill their prospectus delivery requirements with respect to the Exchange Notes received upon exchange of such Old Notes with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such Exchange Notes. Subject to certain provisions set forth in the Registration Rights Agreement and the limitations described below under "The Exchange Offer--Resale of Exchange Notes," the Issuer and Bermuda Holdings have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such Exchange Notes for a period ending 180 days after the Expiration Date (subject to extension under certain limited circumstances) or, if earlier, when all such Exchange Notes have been disposed of by such Participating Broker-Dealer. See "Plan of
                                        Distribution." Any Participating Broker-
                                        Dealer who is an "affiliate" of the
                                        Issuer or Bermuda Holdings may not rely
                                        on such no-action letters and must
                                        comply with the registration and
                                        prospectus delivery requirements of the
                                        Securities Act in connection with any
                                        resale transaction. See "The Exchange
                                        Offer--Resales of Exchange Notes."

Acceptance of Old Notes for Exchange.   Subject to the terms and conditions of
                                        the Exchange Offer, including the
                                        reservation of certain rights by the
                                        Issuer and Bermuda Holdings, the Issuer
                                        will accept for exchange any and all Old
                                        Notes which are properly tendered in the Exchange Offer, and not withdrawn, prior to the Expiration Date. Subject to such terms and conditions, the Exchange Notes issued pursuant to the Exchange Offer will be delivered promptly following the Expiration Date. See "The Exchange
                                        Offer--Acceptance of Old Notes for
                                        Exchange."

Exchange Agent.......................   The exchange agent with respect to the
                                        Exchange Offer is The Chase Manhattan
                                        Bank (the "Exchange Agent"). The address and telephone and facsimile numbers of the Exchange Agent are set forth in "The
                                        Exchange Offer--Exchange Agent" and in
                                        the Letter of Transmittal.

Use of Proceeds......................   Neither the Issuer nor Bermuda Holdings
                                        will receive any cash proceeds from the
                                        issuance of the Exchange Notes offered
                                        hereby. See "Use of Proceeds."

Certain United States Federal Income
 Tax Considerations..................   Holders of Old Notes should review the
                                        information set forth under "Certain Tax
                                        Consequences of the Exchange Offer"
                                        prior to tendering Old Notes in the
                                        Exchange Offer.

                              THE EXCHANGE NOTES

Securities Offered...................   Up to $75.0 million principal amount of
                                        7.2% Senior Notes due 2007. The Exchange
                                        Notes will be issued and the Old Notes
                                        were issued under an Indenture dated as
                                        of August 26, 1997 (the "Indenture")
                                        between the Issuer, Bermuda Holdings and The Chase Manhattan Bank (the
                                        "Trustee"). The Exchange Notes and any
                                        Old Notes which remain outstanding after consummation of the Exchange Offer will constitute a single series of debt securities under the Indenture and, accordingly, will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding principal amount thereof have taken certain actions or exercised certain rights under the Indenture. See "Description of Exchange Notes--General." The terms of the Exchange Notes are identical in all material respects to the terms of the Old Notes, except that (i) the offer and sale of the Exchange Notes have been registered under the Securities Act and therefore the Exchange Notes are not subject to certain restrictions on transfer applicable to the Old Notes, will not bear legends relating thereto and will not be entitled to registration rights or other rights under the Registration Rights Agreement, and (ii) the Exchange Notes will not provide for any increase in the interest rate thereof, which rights and provision will terminate as to all of the Senior Notes upon the consummation of the Exchange
                                        Offer. See "Description of Old Notes"
                                        and "Description of Exchange Notes."

Maturity Date........................   August 15, 2007.

Interest.............................   Interest on the Exchange Notes will
                                        accrue at the rate of 7.2% per annum and is payable semi-annually on February 15 and August 15 of each year, commencing on February 15, 1998. Each Exchange Note will bear interest from August 26, 1997, the issue date for the Old Notes.
                                        Holders of the Old Notes whose Old Notes are accepted for exchange will not receive accrued interest on such Old
                                        Notes and will be deemed to have waived
                                        the right to receive any interest on
                                        such Old Notes accrued, from and after
                                        August 26, 1997.

Guarantee............................   The Exchange Notes will be fully and
                                        unconditionally guaranteed on a senior
                                        basis by Bermuda Holdings. See
                                        "Description of Exchange Notes--
                                        Guarantee."

Ranking..............................   The Exchange Notes and the Guarantee
                                        will constitute unsecured senior
                                        obligations of the Issuer and Bermuda
                                        Holdings, respectively, and will rank
                                        pari passu in right of payment with all
                                        other senior indebtedness, if any, of
                                        the Issuer and Bermuda Holdings,
                                        respectively. Because the Issuer and
                                        Bermuda Holdings are holding companies,
                                        the Exchange Notes and the Guarantee
                                        will be effectively subordinated to all
                                        existing and future liabilities of their respective insurance company subsidiaries. See "Risk Factors--Holding
                                        Company Structure; Dividend
                                        Restrictions."

Optional Redemption..................   The Exchange Notes are redeemable at the
                                        option of the Issuer at any time in
                                        whole or in part, at a redemption price
                                        equal to the sum of (i) the principal
                                        amount of the Exchange Notes being
                                        redeemed, plus accrued and unpaid
                                        interest thereon to the redemption date, and (ii) the Make-Whole Amount, if any.
                                        See "Description of Exchange Notes--
                                        Optional Redemption."

Tax Redemption.......................   The Exchange Notes are redeemable at the
                                        option of the Issuer, under certain
                                        circumstances, at a price equal to 100%
                                        of the principal amount thereof, plus
                                        accrued and unpaid interest to the
                                        redemption date, in the event that
                                        withholding of taxes is required by any
                                        Relevant Jurisdiction (as defined
                                        herein) with respect to interest
                                        payments to United States holders of the Exchange Notes. See "Description of
                                        Exchange Notes--Tax Redemption."

Listing..............................   The Issuer intends to list the Exchange
                                        Notes on the Luxembourg Stock Exchange.

Absence of Market for the Exchange
 Notes...............................   The Exchange Notes will be a new issue
                                        of securities for which there currently
                                        is no market and there can be no
                                        assurance as to the liquidity of any
                                        market that may develop for the Exchange
                                        Notes or the ability of the holders to
                                        sell their Exchange Notes, as the case
                                        may be. The Issuer and Bermuda Holdings
                                        currently do not intend to apply for
                                        listing of the Exchange Notes on any
                                        securities exchange other than the
                                        Luxembourg Stock Exchange or for
                                        quotation through the National
                                        Association of Securities Dealers
                                        Automated Quotation System.

Use of Proceeds......................   Neither the Issuer nor Bermuda Holdings
                                        will receive any cash proceeds from the
                                        issuance of the Exchange Notes offered
                                        hereby. The net proceeds received from
                                        the issuance and sale of the Old Notes
                                        were used to increase the capital and
                                        surplus of the subsidiaries of the
                                        Issuer and for general corporate
                                        purposes, including the acquisition of
                                        Corifrance. See "Use of Proceeds."

Book-Entry; Form......................  The Exchange Notes will initially be issued as one or more global notes
                                        without coupons in bearer form (the
                                        "Global Note"), which will be deposited
                                        with Chase Manhattan Bank Luxembourg
                                        S.A., as custodian thereof (the
                                        "Custodian"), for the benefit of The
                                        Chase Manhattan Bank, as depositary (the
                                        "Depositary"), pursuant to the
                                        Depositary Agreement (as defined
                                        herein). The Depositary will issue one
                                        or more global receipts representing the Exchange Notes, which will be delivered and registered in the name of DTC or its nominee. Beneficial interests in the Exchange Notes will be shown on, and transfers thereof effective only through, the records maintained in book-entry form by DTC and its participants. See "Description of Exchange Notes-- General" and "Description of Depositary Agreement--General."

            CERTAIN CONSEQUENCES OF A FAILURE TO EXCHANGE OLD NOTES

     The sale of the Old Notes was not registered under the Securities Act or any state securities laws and therefore the Old Notes may not be offered, sold or otherwise transferred, except in compliance with the registration requirements of the Securities Act and any other applicable securities laws, or pursuant to an exemption therefrom or in a transaction not subject thereto, and in each case in compliance with certain other conditions and restrictions, including the Issuer's, Bermuda Holdings' and the Trustee's right in certain cases to require the delivery of opinions of counsel, certifications and other information prior to any such transfer. Old Notes which remain outstanding after consummation of the Exchange Offer will continue to bear a legend reflecting such restrictions on transfer. In addition, upon consummation of the Exchange Offer, holders of Old Notes which remain outstanding will not be entitled to any rights to have the resale of such Old Notes registered under the Securities Act or to any similar rights under the Registration Rights Agreement. Neither the Issuer nor Bermuda Holdings currently intends to register under the Securities Act the resale of any Old Notes which remain outstanding after consummation of the Exchange Offer.

     To the extent that Old Notes are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Old Notes could be adversely affected. In addition, although the Old Notes are eligible for trading in the Depositary's Same-Day

Funds Settlement System, to the extent that Old Notes are tendered and accepted in connection with the Exchange Offer, any trading market for Old Notes which remain outstanding after the Exchange Offer could be adversely affected.

     The Exchange Notes and any Old Notes which remain outstanding after consummation of the Exchange Offer will constitute a single series of debt securities under the Indenture and, accordingly, will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding principal amount thereof have taken certain actions or exercised certain rights under the Indenture. See "Description of Exchange Notes-- General."

     The Old Notes provide that, in the event the Exchange Offer is not consummated or a Shelf Registration Statement (as defined herein) is not declared effective on or prior to February 26, 1998, then the annual interest rate borne by the Old Notes shall be increased to 7.45%. If the Exchange Offer is not consummated or a Shelf Registration Statement is not declared effective by May 26, 1998, then the annual interest rate borne by the Old Notes shall be increased to 7.7%. Upon consummation of the Exchange Offer or the effectiveness of such Shelf Registration Statement, the interest rate borne by the Old Notes will return to 7.2%.

                                  RISK FACTORS

     In addition to the other information contained in this Prospectus the following should be considered carefully in evaluating an investment in the Exchange Notes offered hereby.


Holding Company Structure; Dividend Restrictions

     The Issuer is a holding company whose primary assets are the capital stock of Terra Nova, Octavian, Terra Nova Capital and Corifrance, and Bermuda Holdings is a holding company whose primary assets are the capital stock of the Issuer and Terra Nova (Bermuda). A substantial amount of the Issuer's cash flow is derived from dividends from Terra Nova and substantially all of the Bermuda Holdings' cash flow is derived from dividends from the Issuer and Terra Nova (Bermuda). The payment of dividends and other payments by Terra Nova and Terra Nova (Bermuda) is subject to restrictions under U.K. law and Bermuda law, respectively.

     Under U.K. company law, Terra Nova may not declare or pay a dividend except from its distributable profits, which is its accumulated realized profits (so far as not previously used by distribution or capitalization) less its accumulated realized losses (so far as not previously written off in a reduction or reorganization of capital). U.K. insurance company law and regulation require an insurance company, such as Terra Nova, to maintain a minimum level of solvency and provide that such a company may only pay a dividend to the extent that the dividend would not reduce such company's net assets below its minimum level of solvency. In addition, before Terra Nova may declare or pay any dividend, it is required to give 14 days' advance notice to the U.K. Secretary of State for Trade and Industry acting through the U.K. Department of Trade and Industry (the "DTI"), which may direct that no such declaration or payment be made.

     Under Bermuda insurance law, Terra Nova (Bermuda) is prohibited from declaring or paying any dividends during any financial year if it is in breach of its "minimum solvency margin" or "minimum liquidity ratio" or if the declaration or payment of such dividends would cause it to fail to meet such margin or ratio. Furthermore, if Terra Nova (Bermuda) fails to meet its minimum solvency margin or minimum liquidity ratio on the last day of any financial year, it will be prohibited, without the approval of the Minister of Finance of Bermuda (the "Minister"), from declaring or paying any dividends during the next financial year. In addition, under The Companies Act 1981, a company may not pay a dividend or make a distribution out of contributed surplus if there are reasonable grounds for believing that (a) the company is, or would be, after the payment unable to pay its liabilities as they become due, or (b) the realizable value of the company's assets would thereby be less than the aggregate of its liabilities and its issued share capital and share premium accounts.

     There can be no assurance as to the exact amount of dividend payments, if any, which the DTI will permit Terra Nova to make in the future or as to what the standards for dividend payments by Terra Nova or Terra Nova (Bermuda) will be in the future. Moreover, the surplus of each of Terra Nova and Terra Nova (Bermuda) will be affected by the value of its respective investment portfolio, which is sensitive to interest rate changes.

     Because the Issuer and Bermuda Holdings are holding companies, the Exchange Notes and the Guarantee are effectively subordinated to all existing and future liabilities of their respective insurance company subsidiaries which at June 30, 1997 consisted principally of insurance liabilities and aggregated $1.6 billion calculated in accordance with GAAP.

Ability to Service Interest and Principal Payments on the Senior Notes

     The Issuer expects to satisfy its interest payment obligations with respect to the Senior Notes from dividend payments made by Terra Nova as well as capital subscriptions and other payments from Bermuda Holdings. Similarly, Bermuda Holdings' ability to fulfill the Guarantee or to make capital subscriptions and other payments to the Issuer is based on dividend payments by the Issuer or Terra Nova (Bermuda). Neither the Issuer nor Bermuda Holdings intends to establish a sinking fund with respect to the Senior Notes. To the extent dividends or other monies received by the Issuer or Bermuda Holdings are insufficient to make, directly or through the Guarantee, interest payments on the Senior Notes and principal payments on the Senior Notes at maturity or upon the occurrence of an Event of Default (as defined herein), the Company anticipates that it may have to borrow additional funds or sell some of its assets. There can be no assurance that such actions could be effected on satisfactory terms, in a timely manner or at all, that they would enable the Issuer or Bermuda Holdings to make any of the foregoing payments on the Senior Notes or that any such actions would be permitted under the Indenture.

Leverage

     As of June 30, 1997, and after giving effect to the issuance and sale of the Senior Notes, the Company had outstanding indebtedness of approximately $175 million and shareholders' equity of approximately $422.3 million.

     The 1995 indenture pursuant to which the 1995 Senior Notes were issued, subject to certain limitations, and the Indenture (collectively, the "Indentures") permit the Company to incur additional indebtedness. Management believes that cash flow from operations, together with other available sources of liquidity, will be adequate to permit the Issuer to make required payments of principal and interest on its indebtedness and to fund the working capital requirements of its operating subsidiaries, although there can be no assurance that this will be the case. To the extent that cash flow from operations is insufficient to satisfy the Company's cash requirements, the Company may seek to obtain funds from additional borrowings, sell a portion of the Company's business, investment securities or other assets, engage in other transactions, raise additional equity capital or acquire other businesses that would provide cash flow (in all such cases to the extent permitted by the Indentures). There can be no assurance that such actions could be effected on satisfactory terms, in a timely manner or at all, that they would enable the Issuer or Bermuda Holdings to make any of the payments due on the Senior Notes or that any such actions would be permitted under the Indentures.

     The Company's leverage could make the Company vulnerable to changes in general economic conditions and impair the Company's ability to obtain additional financing for working capital, acquisitions or general corporate purposes. In addition, as noted above, Bermuda Holdings and the Issuer are dependent on dividend payments from subsidiaries to meet their obligations, including obligations under the Senior Notes.


Cyclicality of Insurance and Reinsurance Industry; Industry Developments

     The property, casualty and marine insurance and reinsurance industry has a history of being highly cyclical. Demand for reinsurance is influenced significantly by underwriting results of primary property, casualty and marine insurers and prevailing general economic and market conditions, all of which affect liability retention decisions of primary insurers and reinsurance premium rates. The supply of insurance and reinsurance is related directly to prevailing prices and levels of surplus capacity which, in turn, fluctuate in response to changes in rates of return on investments being realized in the property, casualty and marine insurance and reinsurance industry.

     As a result of the catastrophe losses suffered during the late 1980s and the early 1990s and the contraction in reinsurance capacity caused by the withdrawal of a number of the Company's competitors, property catastrophe reinsurance rates hardened significantly and retentions increased sharply during the period 1991 through 1993. In 1994, 1995 and 1996, property catastrophe reinsurance rates fell from the strong levels of 1993. Management believes, in light of its experience with the Company's renewals for 1997 business and because of the absence of a major catastrophic event, that premium rates have declined in 1997, but that rates and retention levels in the near future are likely to remain substantially higher than those experienced in 1992.

     Premium rates for U.S. casualty insurance and reinsurance have generally declined since 1990, primarily because of more predictable forms of coverage, such as claims made, and the effects of lower inflationary expectations. This has resulted in more competitive conditions which have continued in 1997.

     Since the substantial rate and deductible increases for marine insurance in the 1992 and 1993 underwriting years, prices generally stabilized in 1994 and 1995 and fell in 1996. In 1997 management believes that increased competition will lead generally to a further decline in rates. Increased deductibles play an important role in reducing the number of very small claims. In the past, this business was characterized by large volumes of very small claims, arising from very low levels of deductibles which had remained unchanged for a number of years, during which repair costs rose due to inflation and currency fluctuations.

     There can be no assurance that rates and/or underwriting terms and conditions will not deteriorate further or at other times in the future as a result of additional capital provided by recent or future market entrants or for other reasons. Consolidations within the insurance industry may also reduce the demand for reinsurance, which may adversely affect rates and/or underwriting terms and conditions.

Competition

     The property and casualty insurance and reinsurance industry is highly competitive. The Company competes for its business in the United States and internationally with other Lloyd's syndicates, other London Market companies, other domestic Bermuda reinsurers, domestic United States insurers and reinsurers and other international insurers and reinsurers, many of whom are larger and have greater financial resources than the Company. Additionally, other well-capitalized insurers and reinsurers could start writing, or increase their writing of, the classes of business in which the Company is primarily engaged.

     Competition in the classes of business which the Company writes is based on many factors, including the perceived overall financial strength of the insurer or reinsurer, claims paying ability rating, premiums charged and other terms and conditions, services provided, reputation and perceived technical ability and experience of staff. Management of the Company believes that its principal competitive strengths are its management and operational flexibility, its expertise in risk assessment and underwriting skills and its relationships with Lloyd's brokers, other leading brokers and reinsurance intermediaries.

     Ratings have become an increasingly important factor in establishing the competitive position of insurance and reinsurance companies. Terra Nova and Terra Nova (Bermuda) carry A, A- and A+ claims paying ability ratings by S&P, A.M. Best and Duff & Phelps, respectively, which is lower than those held by some of its principal competitors. S&P and Duff & Phelps ratings range from a high "AAA" to a low "CCC", while A.M. Best ratings range from a high "A++" to a low "C-."

     Claims paying ability ratings are based upon a review of publicly available information and communications between rating agency analysts and the insurance company's management. Such ratings are the opinion of the rating agency giving the rating and are not directed toward the protection of investors.

Adequacy of Loss Reserves

     The Company establishes loss reserves for the ultimate payment of all losses and loss adjustment expenses (LAE) incurred with respect to its business. The loss and LAE liabilities consist of two components: case reserves and incurred but not reported (IBNR) reserves. Case reserves are estimates of future loss payments with respect to insured events which have been reported to the insurer. These reports may be made formally by the cedent or informally by other means, such as evaluation of claims by attorneys. The Company determines case reserves on a contract by contract basis. The amount reserved is the amount expected to be ultimately paid and is not discounted or otherwise adjusted for the time value of money. IBNR reserves are actuarially determined and reflect
(i) the estimated ultimate loss amount which will be paid by the insurer and
(ii) an estimate of possible changes in the value of those claims which have already been reported to the insurer. The particular method of setting IBNR reserves depends upon the class of business involved. The specific techniques involve the use of projections and models based on the Company's or the relevant market's experience and exposure. IBNR reserves reflect a margin for the uncertainty involved as determined by sensitivity tests. While management believes that the Company's reserves for losses and LAE are adequate, there can be no assurances that the Company's ultimate losses and LAE will not deviate, perhaps substantially, from the estimates reflected in its financial statements. If the Company's reserves should prove to be inadequate, the Company will be required to increase reserves, which could have a material adverse effect on the Company's financial condition.

Regulation

     Terra Nova is a U.K. insurance company authorized by the DTI to carry on insurance business (including reinsurance) in the U.K. and is subject to regulation and supervision in the U.K. by the DTI. The Insurance Companies Act 1982, as amended, imposes on U.K. insurance companies numerous requirements, including capital, solvency, liquidity and management standards and auditing and reporting requirements, and further grants to the DTI powers to supervise, investigate and intervene in the affairs of U.K. insurance companies. As is often the practice of the DTI in connection with a substantial change of control of a U.K. insurance company, Terra Nova is currently subject to a Notice of Requirements issued by the DTI on May 22, 1995 (as modified by notices dated April 3 and 4, 1996) which, among other things, (i) requires 14 days' advance notice of the declaration or payment of dividends, which declaration or payment may be limited or prohibited by the DTI, (ii) requires Terra Nova to give notice and, in some instances, obtain DTI consent, prior to entering into certain transactions with connected persons and (iii) limits the annual amount of gross premiums that may be written by Terra Nova. Each of Terra Nova Capital and Octavian are subject to regulation and supervision by Lloyd's, including the imposition of capital, solvency and management standards.

     Terra Nova (Bermuda) is a registered Bermuda insurance company and is subject to regulation and supervision in Bermuda. The Insurance Act 1978, as amended, imposes on Bermuda insurance companies capital, solvency and liquidity standards and auditing and reporting requirements.

     Neither Terra Nova nor Terra Nova (Bermuda) is registered or licensed as an insurance company in any jurisdiction in the United States. Nevertheless, each state of the United States regulates to an extent the sale of insurance by foreign insurers such as Terra Nova and Terra Nova (Bermuda). The administration of insurance laws and regulations in the United States is vested in state agencies that have broad powers and are concerned primarily with the protection of policyholders. The status of foreign insurance companies within the insurance regulatory framework in the United States has been subject to increased scrutiny by the National Association of Insurance Commissioners (the "NAIC"), state legislatures and insurance regulators, as well as the U.S. Congress.

     While it is not possible to predict the future impact of changing law or regulation on the Company's operations, such changes could have a material adverse effect on the Company and the insurance industry in general.

   Tax Matters

     The Company believes that neither Terra Nova nor Terra Nova (Bermuda) will be subject to U.S. tax, other than U.S. excise tax on premiums of Terra Nova (Bermuda) with respect to risks located in the United States and withholding tax on certain U.S. source income, because neither engages in a trade or business in the United States. However, since definitive identification of activities that constitute being engaged in a U.S. trade or business is not provided by the Internal Revenue Code (the "Code") or Treasury Regulations or court decisions, there can be no assurance that the Internal Revenue Service (the "Service") will not contend that Terra Nova (Bermuda) or Terra Nova is engaged in a U.S. trade or business.

     If Terra Nova (Bermuda) were considered to be engaged in a U.S. trade or business, it would be subject to U.S. federal income tax at regular corporate rates on income attributable to its U.S. trade or business, except to the extent provided by the income tax treaty between the U.S. and Bermuda (the "Bermuda Treaty"), and might also be subject to a 30% "branch profits" tax. There can be no assurance that Terra Nova (Bermuda) is entitled, or in the future will be entitled, to benefits under the Bermuda Treaty. However, if Terra Nova (Bermuda) were so entitled and were considered to be engaged in a U.S. trade or business, it would not be subject to U.S. federal income tax at regular corporate rates except on income attributable to a U.S. permanent establishment. Terra Nova (Bermuda) might, however, be subject to the U.S. branch profits tax if it were engaged in a U.S. trade or business, even if it did not have a permanent establishment in the United States. Although the Company believes that Terra Nova (Bermuda) does not have a U.S. permanent establishment, there can be no assurance that the Service will not contend otherwise.

     If any subsidiary of UK Holdings were considered to be engaged in a U.S. trade or business, that entity would be subject to U.S. federal income tax at regular corporate rates on income attributable to its U.S. trade or business and might also be subject to branch profits tax, except to the extent provided by the income tax treaty between the U.S. and U.K. (the "U.K. Treaty"). The Company believes that the subsidiaries of UK Holdings will be qualified residents of the U.K. entitled to benefits under the U.K. Treaty and that, accordingly, even if any of those entities were considered to be engaged in a U.S. trade or business, it would be subject to U.S. federal income tax at regular corporate rates only on income attributable to a U.S. permanent establishment and would not be subject to the branch profits tax. Although the Company believes that none of the subsidiaries of UK Holdings has a U.S. permanent establishment, there can be no assurance that the Service will not contend otherwise.

     If the Company or any of its subsidiaries were considered to be subject to U.S. federal income tax in any of the ways described above, the Company's results of operations could be materially adversely affected.

   Absence of Public Market for the Exchange Notes

     There is no existing market for the Exchange Notes and there can be no assurance as to the liquidity of any markets that may develop for the Exchange Notes or the ability of the holders to sell their Exchange Notes, as the case may be. Future trading prices of the Exchange Notes will depend on many factors including, among other things, general economic conditions, government legislation or regulation, prevailing interest rates, the Issuer's and Bermuda Holdings' operating results, and the market for similar securities.

   Enforcement of Judgments

     All of the directors and executive officers of the Issuer, all of the executive officers of Bermuda Holdings, six of the eleven directors of Bermuda Holdings, and the experts named herein are non-residents of the United States, and all or a substantial portion of the assets of the Issuer, Bermuda Holdings and most such persons are located outside the United States. It may not be possible for investors to effect service of process within the United States upon such persons or to enforce against any of them, the Issuer or Bermuda Holdings judgments of courts of the United States predicated upon the civil liability provisions of the federal or state securities laws of the United States. The Issuer and Bermuda Holdings have been advised by their respective counsel, Clifford Chance and Conyers, Dill & Pearman, that there is doubt as to the enforceability in the United Kingdom and in Bermuda, in original actions or in actions for enforcement of judgments of United States courts, of civil liabilities predicated solely upon such securities laws.

   Investment Performance

     The Company's investment portfolio consists primarily of investment grade securities with fixed maturities. The market value of the Company's investments varies depending on economic and market conditions. Absent other factors, the market values of fixed maturity securities are likely to decline as interest rates rise. The Company may, from time to time, for business or regulatory reasons, be required to sell certain of its investments at a time when their market value is less than the cost of such investments.

                      SUMMARY CONSOLIDATED FINANCIAL DATA

     The following table sets forth summary consolidated financial information with respect to the Company and Terra Nova, its predecessor, for the periods indicated. This information should be read in conjunction with the Consolidated Financial Statements of the Company and related notes thereto and "Management's Discussion and Analysis of Results of Operations and Financial Condition" which have been incorporated herein by reference.

     In respect of Bermuda Holdings, the selected Statement of Operations Data for the years ended December 31, 1995 and 1996 and the selected Balance Sheet Data as of December 31, 1996 have been derived from the Company's audited Consolidated Financial Statements incorporated herein by reference. The selected Statement of Operations Data for the six months ended June 30, 1997 and the selected Balance Sheet Data as of June 30, 1997 have been derived from the Company's unaudited condensed consolidated financial statements incorporated by reference herein. The financial information for the Company as of June 30, 1997 and for the six-month periods ended June 30, 1996 and 1997 is unaudited; however, in management's opinion, it includes all adjustments (consisting of only normal recurring adjustments) necessary for a fair presentation of results for such interim periods. The results of operations for the periods ended June 30, 1996 and 1997 are not necessarily indicative of the operating results for the full year.

     The Selected Statutory Data for Terra Nova for the year ended December 31, 1996 has been derived from the audited annual return made to the DTI. The data for the six months ended June 30, 1997 has been derived from the unaudited return made to the DTI. The Selected Statutory Data for Terra Nova (Bermuda) for the year ended December 31, 1996 has been derived from the audited statutory financial statements of Terra Nova (Bermuda) and for the six months ended June 30, 1997 has been derived from the unaudited financial statements of Terra Nova (Bermuda). The respective statutory financial information is prepared in accordance with the applicable statutory accounting practices which differ from GAAP.


                                                          Terra Nova                                 Company
                                              ----------------------------------- ----------------------------------------------
                                                                                                                Six Months
                                                                Year Ended December 31,                       Ending June 30,
                                              ----------------------------------------------------------  ----------------------
                                                 1992           1993       1994       1995         1996       1996         1997
                                                               (dollars in thousands, except per share data)
Statement of Operations Data:
Gross premiums written...................... $ 318,999      $ 320,183  $ 359,362  $ 302,658    $ 361,010  $ 262,493    $ 331,759
Net premiums written........................   225,561        262,019    282,503    246,985      311,166    225,184      278,320
Net premiums earned.........................   221,719        229,510    250,434    251,900      278,756    142,253      174,384
Net investment income.......................    49,052         46,888     51,575     74,478       78,130     38,826       41,063
Realized net capital gains on
 sales of investments.......................    30,709         40,533     13,898      9,384       11,750     12,182        7,512
Total revenues..............................   285,652        314,877    320,722    336,872      378,059    196,611      230,318
Income (loss) from continuing
 operations before income
 taxes and minority interests...............   (49,599)(1)     81,869     50,737     62,433       82,668     45,256       43,700
Income tax expense (benefit)................   (11,411)        27,586     16,458     16,630       17,777     10,142        9,052
Minority interest in income
 of consolidated subsidiaries...............        --             --         --      2,552          985        985           --
Income (loss) from continuing
 operations.................................   (38,188)(1)     54,283     34,279     43,251       63,906     34,129       34,648
Net income (loss)...........................   (87,711)(1)     51,634     27,449     43,251       63,906     34,129       34,648
Dividends on the convertible
 redeemable preferred shares................        --             --         --      3,700        1,088      1,088           --
Net income (loss) to common
 shareholders...............................   (87,711)(1)     51,634     27,449     39,551       62,818     33,041       34,648
Balance Sheet Data (at end of period).......
Total investments and cash..................                                                  $1,290,486              $1,290,364
Total assets................................                                                   1,867,347               2,001,040
Unpaid losses and loss adjustment expenses..                                                   1,078,108               1,042,855
Long-term debt..............................                                                     100,000                 100,000
Total shareholders' equity..................                                                     398,759                 422,345
(Continued on following page)


                                                          Terra Nova                                 Company
                                              ----------------------------------- ----------------------------------------------
                                                                                                                Six Months
                                                                Year Ended December 31,                       Ending June 30,
                                              ----------------------------------------------------------  ----------------------
                                                 1992           1993       1994       1995         1996       1996         1997
                                                               (dollars in thousands, except per share data)
(Continued from previous page)
Selected Statutory Data (at end of period)(2)
Terra Nova--Capital and surplus..............                                                   $236,206                $253,080
Terra Nova (Bermuda)--Capital and surplus....                                                    219,374                 231,221
Other Data
EBITDA(3)....................................  (48,749)        82,564     51,669     72,889       97,032     52,408       51,228
Adjusted EBITDA(4)...........................  (79,458)        42,031     37,771     63,505       85,282     40,226       43,716
Loss and loss adjustment expense ratio(5)....   120.10%         71.24%     76.53%     71.10%       64.00%     66.60%       66.70%
Underwriting expense ratio(6)................    31.07          29.15      30.25      32.71        33.20      31.60        32.70
                                               -------         ------     ------     ------     --------     ------     --------
Combined ratio(7)............................   151.17%        100.39%    106.78%    103.81%       97.20%     98.20%       99.40%
                                               =======         ======     ======     ======     ========     ======     ========
Operating ratio(8)...........................   129.05%         79.96%     86.19%     74.24%       69.13%     70.90%       75.80%
                                               =======         ======     ======     ======     ========     ======     ========

(1) The 1992 loss resulted primarily from (i) the unprecedented losses from prior underwriting years in the LMX marine account, (ii) the frequency and severity of catastrophe losses (primarily Hurricanes Andrew and Iniki) experienced in that year, and (iii) large losses in the Company's aviation account.
(2) Capital and surplus under U.K. and Bermuda law, respectively.
(3) EBITDA consists of earnings before interest, taxes, minority interest, depreciation and amortization. EBITDA is presented here not as a measure of operating results, but rather as a measure of the Company's cash flow and debt service ability, and should not be considered as an alternative to net earnings and cash flows determined in accordance with GAAP. Because the Company's ability to obtain dividends from its insurance subsidiaries may be subject to certain restrictions, EBITDA is not necessarily indicative of the Company's ability to service its indebtedness.
(4) Adjusted EBITDA is comprised of EBITDA excluding realized gains or losses on sales of investments.
(5) Loss and loss adjustment expense ratio represents the sum of losses and loss adjustment expenses as a percentage of net premiums earned.
(6) Underwriting expense ratio represents underwriting expenses as a percentage of net premiums earned.
(7) Combined ratio represents the sum of the loss and loss adjustment expense ratio and underwriting expense ratio.
(8) Operating ratio represents the combined ratio less the ratio of net investment income to net premiums earned.



                      RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth the ratio of earnings to fixed charges for Bermuda Holdings and its consolidated subsidiaries for each of the last five years.


                      Terra Nova                Company
                --------------------  -----------------------------
                                                      Six Months
                     Year Ended December 31,        Ending June 30,
                ----------------------------------  ---------------
                1992     1993   1994   1995   1996    1996    1997
                 (dollars in thousands, except per share data)

                 NM       NM     NM    7.07   7.64    8.26    7.92

     In determining the ratio of earnings to fixed charges, earnings are defined as earnings from continuing operations before income taxes and fixed charges. Fixed charges consist of the total of interest on all indebtedness, amortization of deferred debt issuance costs and one-third of operating lease rental expense deemed representative of the interest factor. The ratio of earnings to fixed charges has not been adjusted to reflect minority interests because the shares of capital stock which comprise such minority interests are not entitled to dividends until debt serviced payments on the Senior Notes have been made. Terra Nova had no indebtedness through December 21, 1994, the date of its acquisition by Bermuda Holdings.

                                USE OF PROCEEDS

     Neither the Issuer nor Bermuda Holdings will receive any cash proceeds from the issuance of the Exchange Notes offered hereby. The net proceeds received from the issuance and sale of the Old Notes were used to increase the capital and surplus of subsidiaries of the Issuer and for general corporate purposes, including the acquisition of Corifrance.


                                CAPITALIZATION

     The table below summarizes the capitalization of the Company as of June 30, 1997 and as adjusted for the offering of the Senior Notes.


                                                         As of June 30, 1997
                                                       -----------------------
                                                         Actual    As Adjusted
                                                         (dollars in millions)
Senior Notes.........................................     $  0.0        $ 75.0
1995 Senior Notes....................................      100.0         100.0
Stockholders' Equity:
 Common Stock........................................      150.1         150.1
 Stock Held in Trust.................................       (9.8)         (9.8)
 Deferred equity compensation........................        1.9           1.9
 Additional paid-in capital..........................      111.6         111.6
Net unrealized appreciation of equity investments
 (net of tax)........................................       34.8          34.8
Retained earnings....................................      133.7         133.7
Cumulative translation adjustments...................        0.1           0.1
                                                          ------        ------
Total Stockholders' Equity...........................      422.3         422.3
                                                          ------        ------
Total Capitalization.................................     $522.3        $597.3
                                                          ======        ======

                         DESCRIPTION OF EXCHANGE NOTES

   General

     The Old Notes were and the Exchange Notes will be issued pursuant to an Indenture (the "Indenture"), dated as of August 26, 1997, among the Issuer, Bermuda Holdings and The Chase Manhattan Bank, as trustee (the "Trustee"). The Indenture has been filed as an exhibit to the registration statement (the "Registration Statement") of which this Prospectus forms a part. The Indenture will be qualified by the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act") upon the effectiveness of the Registration Statement. The terms of the Exchange Notes will include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Exchange Notes are subject to all such terms, and holders of Exchange Notes are referred to the Indenture and the Trust Indenture Act for a statement thereof. The following summary of certain provisions of the Indenture does not purport to be complete and is qualified in its entirety by reference to the Indenture, including the definitions therein of certain terms used below. The following description of the terms of the Exchange Notes and the guarantee thereof by Bermuda Holdings pursuant to the Indenture or pursuant to guarantees endorsed on the Exchange Notes (both forms of guarantee are hereinafter referred to collectively as the "Guarantee") sets forth certain terms and provisions of the Exchange Notes and the Guarantee. The definitions of certain general terms used in the following summary are set forth below under "--Certain Definitions."

     The Exchange Notes will rank senior in right of payment to all subordinated indebtedness of the Issuer and pari passu in right of payment with all indebtedness of the Issuer not expressly subordinated or secured. The Exchange Notes will be fully and unconditionally guaranteed on a senior basis by Bermuda Holdings, and the obligations of Bermuda Holdings under the Guarantee will rank senior in right of payment to all subordinated indebtedness of Bermuda Holdings and pari passu in right of payment with all indebtedness of Bermuda Holdings not expressly subordinated or secured.

       The Exchange Notes and the Old Notes are sometimes referred to as, collectively, the "Senior Notes" and, individually, a "Senior Note."

       The Old Notes and the Exchange Notes will constitute a single series of debt securities under the Indenture. If the Exchange Offer is consummated, holders of Old Notes who do not exchange their Old Notes for Exchange Notes will vote together with the holders of Exchange Notes for all relevant purposes under the Indenture. In that regard, the Indenture requires that certain actions by the holders thereunder (including acceleration following an "Event of Default") must be taken, and certain rights must be exercised, by specified minimum percentages of the aggregate principal amount of the outstanding debt securities. In determining whether holders of the requisite percentage and principal amount have given any notice, consent or waiver or taken any other action permitted under the Indenture, any Old Notes which remain outstanding after the Exchange Offer will be aggregated with the Exchange Notes, and the holders of such Old Notes and Exchange Notes will vote together as a single series for all such purposes. Accordingly, all references herein to specified percentages in aggregate principal amount of the outstanding Senior Notes shall be deemed to mean, at any time after the Exchange Offer is consummated, such percentage in aggregate principal amount of the Old Notes and Exchange Notes then outstanding.

     The Old Notes were issued and the Exchange Notes will initially be issued as one or more Global Notes, which Exchange Notes will be deposited with the Custodian, as custodian thereof for the Depositary, pursuant to the Deposit and Custody Agreement, dated as of August 26, 1997 (the "Depositary Agreement"), among the Issuer, Bermuda Holdings, the Custodian and the Depositary. For a description of the Depositary Agreement, see "Description of Depositary Agreement." The Depositary will issue one or more Global Receipts representing the Exchange Notes, each of which the Depositary will deliver to and register in the name of DTC or its nominee. Unless and until all of the beneficial interests in the Global Notes ("Book-Entry Interests") are exchanged for Definitive Senior Notes (as defined herein), the depositary interest to be held by DTC may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor of DTC or a nominee of such successor.

    The Issuer intends to list the Exchange Notes on the Luxembourg Stock Exchange.


   Guarantee

     Bermuda Holdings will fully and unconditionally guarantee on a senior basis to each holder of an Exchange Note the due and punctual payment of the principal of and any premium and interest on such Exchange Note (and any Additional Amounts (as defined herein) payable by the Issuer or Bermuda Holdings in respect thereof) when and as the same shall become due and payable, whether at stated maturity, by declaration of acceleration, call for redemption or otherwise, in accordance with the terms of the Exchange Notes and the Indenture. Bermuda Holdings' obligations under the Guarantee will be as if it were a principal debtor and not merely a surety, and will be absolute and unconditional, irrespective of, and will be unaffected by, any invalidity, irregularity or unenforceability of any Exchange Note or the Indenture, any failure to enforce the provisions of any Exchange Note or the Indenture, any waiver, modification or indulgence granted to the Issuer with respect thereto, by the holder of any Exchange Note or the Trustee, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or guarantor, provided, however, that, notwithstanding the foregoing, no such waiver, modification or indulgence shall, without the consent of Bermuda Holdings, increase the principal amount of an Exchange Note or the interest rate thereon or increase any premium payable upon redemption thereof.

   Principal, Maturity and Interest

     The Senior Notes are limited in an aggregate principal amount to $75.0 million. The Senior Notes will mature on August 15, 2007. Interest on the Senior Notes accrues at the rate of 7.2% per annum and is payable semi-annually in arrears in cash on each February 15 and August 15, commencing February 15, 1998 (each, an "Interest Payment Date"), to holders of record on the immediately preceding January 31 and July 31, respectively. Each Exchange Note will bear interest from August 26, 1997, the issue date of the Old Notes. Holders of the Old Notes whose Old Notes are accepted for exchange will not receive any accrued interest on such Old Notes, and will be deemed to have waived the right to receive any such accrued interest. Interest is to be computed on the basis of a 360-day year of twelve 30-day months.

   Optional Redemption

     The Issuer shall have the right to redeem the Senior Notes, in whole or in part, at any time and from time to time, subject to the receipt of any consent required under the terms of any Indebtedness of the Issuer which may be outstanding from time to time, upon not less than 30 nor more than 60 days notice, at a redemption price equal to the sum of (i) the principal amount of the Senior Notes being redeemed, plus accrued and unpaid interest thereon to the redemption date, and (ii) the Make-Whole Amount, if any, with respect to such Senior Notes.

     "Make-Whole Amount" means, in connection with any optional redemption of any Senior Notes, the excess, if any, of (i) the sum, as determined by a Quotation Agent (as defined herein) of the present values of the principal amount of such Senior Notes, together with scheduled payments of interest from the redemption date to the Stated Maturity of the Senior Notes, in each case discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (as defined herein) over (ii) 100% of the principal amount of the Senior Notes to be redeemed.

     "Adjusted Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date, calculated on the third Business Day preceding the redemption date, plus in each case .20%.

     "Comparable Treasury Issue" means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term from the redemption date to the Stated Maturity Date of the Senior Notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Senior Notes.

     "Quotation Agent" means the Reference Treasury Dealer appointed by the Issuer. "Reference Treasury Dealer" means: (i) Donaldson, Lufkin & Jenrette Securities Corporation and its respective successors; provided, however, that if the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Issuer shall substitute therefor another Primary Treasury Dealer; and (ii) any other Primary Treasury Dealer selected by the Indenture Trustee after consultation with the Company.

     "Comparable Treasury Price" means, with respect to any redemption date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such Business Day, (A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference

   Treasury Dealer Quotations, or (B) if the Quotation Agent obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Quotations.

     "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Indenture Trustee by such Quotation Agent at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

     "Additional Amounts" means such additional amounts as may be necessary in order that the amount of distributions then due and payable by the Issuer on the outstanding Senior Notes shall not be reduced as a result of any additional taxes, duties or other governmental charges to which the Issuer has become subject as a result of an event described in "--Tax Redemption."

     Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Senior Notes to be redeemed at its registered address. Unless the Issuer defaults in payment of the redemption price, on and after the redemption date interest ceases to accrue on such Senior Notes called for redemption.

     If the Issuer is required to pay any additional taxes, duties or other governmental charges as a result of an event described in "--Tax Redemption," the Issuer will pay on the Senior Notes the Additional Amounts.

   Tax Redemption

     The Senior Notes may also be redeemed at the option of the Issuer, in whole but not in part, upon not less than 30 nor more than 60 days' notice given as provided in the Indenture, at any time at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest to the date fixed for redemption if (a) the Issuer is required to issue Definitive Senior Notes (other than upon the request of a holder of Book-Entry Interests following an Event of Default) after using all reasonable efforts to avoid having to issue such Definitive Senior Notes and the Issuer is or would be so required in the absence of any applicable tax treaty on the next succeeding Interest Payment Date to pay Additional Amounts with respect to any of the Senior Notes as described under "--Payment of Additional Amounts" or (b) the Issuer or Bermuda Holdings is or would be so required in the absence of any applicable tax treaty on the next succeeding Interest Payment Date to pay Additional Amounts with respect to the Senior Notes as described under "--Payment of Additional Amounts," and, in either case, the payment of such Additional Amounts cannot be avoided by the use of any reasonable measures available to the Issuer.

     The Issuer or Bermuda Holdings will also pay, or make available for payment, to holders of Senior Notes on the redemption date any Additional Amounts (as described, but subject to the exceptions referred to, under "-- Payment of Additional Amounts") resulting from the payment of such redemption price.

   Selection and Notice

     For information with respect to the redemption of Book-Entry Interests, see "Description of Depositary Agreement--Redemption or Repurchase." With respect to any outstanding Definitive Senior Notes, if less than all of the definitive registered Senior Notes (the "Definitive Senior Notes") are to be redeemed at any time, selection of Definitive Senior Notes for redemption will be made by the Trustee on a pro rata basis, by lot or by such other method as the Trustee deems fair and appropriate and in compliance with the requirements of such principal national securities exchange, if any, on which the Senior Notes are listed or, if the Senior Notes are not so listed, on a pro rata basis, by lot or by such other method as the Trustee deems fair and appropriate; provided that no Definitive Senior Notes with a principal amount of $1,000 or less shall be redeemed in part. With respect to any Definitive Senior Notes, notice of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of Definitive Senior Notes to be redeemed at its registered address. If any Definitive Senior Note is to be redeemed in part only, the notice of redemption that relates to such Definitive Senior Note shall state the portion of the principal amount thereof to be redeemed. A new Definitive Senior Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original Definitive Senior Note. On and after the redemption date, interest will cease to accrue on all Senior Notes or portions thereof called for redemption. The Issuer or Bermuda Holdings will comply with the Exchange Act and the rules and regulations of the Commission thereunder to the extent applicable to any such redemption.

   Liens

     The Indenture provides that Bermuda Holdings will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien securing Indebtedness (other than Permitted Liens) on any property or asset now owned or hereafter acquired, or on any income or profits therefrom or assign or convey any right to receive income therefrom, unless all payments due under the Indenture and the Senior Notes are secured on an equal and ratable basis with (or prior to) the obligations so secured until such time as such obligations are no longer secured by a Lien.

   Reports

     Whether or not required by the Exchange Act, so long as any Senior Notes are outstanding, Bermuda Holdings will furnish to the holders of Senior Notes all financial information that would be required to be contained in a filing with the Commission on Form 10-K, 10-Q or 8-K if Bermuda Holdings were required to file such form, including a "Management's Discussion and Analysis of Results of Operations and Financial Condition," and, with respect to the annual financial statements only, a report thereon by Bermuda Holdings' independent public accountants. In addition, whether or not required by the Exchange Act, Bermuda Holdings will file a copy of all such information and reports with the Commission for public availability (unless the Commission will not accept such a filing) and make such information available to investors who request it in writing. See "Available Information."

   Merger, Consolidation or Sale of Assets

     The Indenture provides that after the Issue Date, Bermuda Holdings will not, in any transaction, consolidate with or merge with or into any other Person or, directly or indirectly, sell, or otherwise dispose of all or substantially all of its assets in one or more related transactions to any Person or group of affiliated Persons unless, at the time and after giving effect thereto:

        (i)(A) Bermuda Holdings shall be the continuing corporation, or (B) the Person (if other than Bermuda Holdings) formed by such consolidation, or into which Bermuda Holdings is merged, or the Person that acquires by sale or other disposition the assets of Bermuda Holdings, substantially as an entirety (the "Surviving Entity"), is a corporation duly organized and validly existing under the laws of the United States, the United Kingdom, Bermuda, the Republic of Ireland, Barbados, the Channel Islands, the Cayman Islands or any other jurisdiction that is not materially adverse to the holders of the Senior Notes and shall, in the case of clause (B), expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the obligations of Bermuda Holdings under the Guarantee and the Indenture;

        (ii) immediately before and after such transaction, giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

        (iii) immediately after giving effect to such transaction on a pro forma basis, the Consolidated Net Worth (after giving pro forma effect to such transaction but not including the effect of any purchase accounting adjustments or the accrual of deferred tax liabilities resulting from the transaction) of Bermuda Holdings (or the Surviving Entity if Bermuda Holdings is not the continuing obligor with respect to the Guarantee under the Indenture) is at least equal to the Consolidated Net Worth of Bermuda Holdings immediately before such transaction;

        (iv) if any of the property or assets of Bermuda Holdings would thereupon become subject to any Lien, the outstanding Senior Notes shall be secured equally and ratably with (or prior to) the obligation or liability secured by such Lien, unless Bermuda Holdings could create such Lien without equally and ratably securing the Senior Notes; and

        (v) Bermuda Holdings (or the Surviving Entity if Bermuda Holdings is not the continuing obligor with respect to the Guarantee under the Indenture) shall be entitled to all the benefits of the Tax Sharing Agreement.

     In connection with any consolidation, merger, transfer or lease contemplated hereby, Bermuda Holdings shall deliver to the Trustee an officers' certificate and an opinion of counsel, each stating that such consolidation, merger, transfer or lease and the supplemental indenture in respect thereto comply with the provisions described herein and that all conditions precedent provided for in the Indenture relating to such transaction have been complied with.

     Upon any consolidation or merger or any sale, assignment, transfer, lease or conveyance or other disposition of all or substantially all of the assets of Bermuda Holdings in accordance with the provisions described in the second preceding paragraph, the successor Person formed by such consolidation or into which Bermuda Holdings is merged or to which such sale, assignment, conveyance, transfer, lease or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of Bermuda Holdings under the Indenture with the same effect as if such successor Person had been named as Bermuda Holdings therein. When a successor assumes all the obligations of its predecessor under the Indenture and the Senior Notes, the predecessor will be released from those obligations; provided that, in the case of a transfer by lease, the predecessor corporation shall not be released from the payment of principal and interest on the Senior Notes.


   Payment of Additional Amounts

     All payments on the Senior Notes, and all payments pursuant to any Guarantee, will be made without deduction or withholding, for or on account of any and all present and future taxes, duties, assessments, or governmental charges of whatever nature unless the deduction or withholding of such taxes, duties, assessments or governmental charges is then required by law. If any deduction or withholding for or on account of any present or future taxes, assessments or other governmental charges of the U.K., Bermuda or any relevant jurisdiction or any political subdivision or taxing authority thereof or therein (the "Relevant Jurisdiction") shall at any time be required in respect of any amounts to be paid under the Senior Notes or under the Guarantee, the Issuer or Bermuda Holdings, as applicable, will pay or cause to be paid such additional amounts ("Additional Amounts") as may be necessary in order that the net amounts received by a holder of a Senior Note after such deduction or withholding shall be not less than the amounts specified in such Senior Note to which such holder is entitled; provided, however, that the Issuer or Bermuda Holdings, as applicable, shall not be required to make any payment of Additional Amounts for or on account of:

        (a) any tax, assessment or other governmental charge which would not have been imposed but for (i) the existence of any present or former connection between such holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such holder, if such holder is an estate, nominee, trust, partnership or corporation), otherwise than merely by the holding of a Senior Note or the receipt of amounts payable in respect of such Senior Notes, and any Relevant Jurisdiction or such holder being subject to the jurisdiction of any Relevant Jurisdiction, including, without limitation, such holder (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen or resident thereof or being or having been present or engaged in trade or business therein or having or having had a permanent establishment therein or (ii) the presentation of the Senior Note (where presentation is required) for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later, except to the extent that the holder would have been entitled to Additional Amounts had the Senior Notes been presented on the last day of such period of 30 days;

        (b) any tax, assessment, or other governmental charge that is imposed or withheld by reason of the failure to comply by the holder of the Global Note or, if different, the beneficial owner of the interest payable on the Global Note, with a timely request of the Issuer addressed to such holder or beneficial owner to provide information, documents or other evidence concerning the nationality, residence, identity or connection with the taxing jurisdiction of such holder or beneficial owner which is required or imposed by a statute, treaty, regulation or administrative practice of the taxing jurisdiction as a precondition to exemption from all or part of such tax, assessment or governmental charge;

        (c) payments in respect of Definitive Senior Notes issued at the request of the holder (including on or after the occurrence of an Event of Default); or

        (d) any combination of items (a), (b) and (c) above;

   nor shall Additional Amounts be paid with respect to any payment of the principal of, or any interest on, any Senior Note to any holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent that a beneficiary or settlor with respect to such fiduciary or member of such partnership or beneficial owner would not have been entitled to any Additional Amounts had such beneficiary, settlor, member or beneficial owner been the holder of such Senior Note.

   Events of Default and Remedies

     The Indenture provides that each of the following constitutes an Event of Default (whatever the reason for such Event of Default and whether or not it shall be voluntary or involuntary or be effected by the operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

        (i) default in the payment of interest on any Senior Note when the same becomes due and payable and the continuance of such default for a period of 30 days; or

        (ii) default in the payment of the principal of (or premium, if any, on) any Senior Note at its Maturity; or

        (iii) default in the performance, or breach, of any covenant or agreement of the Issuer or Bermuda Holdings under the Indenture (other than the obligations specified in (i), (ii) and (viii)), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Issuer or Bermuda Holdings, as the case may be, by the Trustee or to the Issuer or Bermuda Holdings, as the case may be, and the Trustee by the holders of at least 25% in principal amount of the outstanding Senior Notes a written notice specifying such default or breach and stating that such notice is a "Notice of Default"; or

        (iv)(A) an event of default shall have occurred under any mortgage, bond, indenture, loan agreement or other document evidencing any issue of Indebtedness of Bermuda Holdings or any Restricted Subsidiary for money borrowed (or the payment of which is guaranteed by Bermuda Holdings or any of its Restricted Subsidiaries), which issue has an aggregate outstanding principal amount of not less than $10.0 million, and such default shall have resulted in such Indebtedness becoming, whether by declaration or otherwise, due and payable prior to the date on which it would otherwise become due and payable, or (B) a default in any payment when due at final Stated Maturity of any such Indebtedness outstanding in an aggregate principal amount of not less than $10.0 million and, in each case, 10 Business Days shall have elapsed after such event during which period such event shall not have been cured or rescinded or such Indebtedness shall not have been satisfied; or

        (v) final judgments or orders are rendered against Bermuda Holdings, the Issuer or any Restricted Subsidiary by a court or regulatory agency of competent jurisdiction which require the payment in money, either individually or in an aggregate amount, that is more than $10.0 million (other than any judgment to the extent a reputable non-affiliated insurance company has accepted liability) and such judgment or order shall not be discharged and either (A) any creditor shall have commenced an enforcement proceeding upon such judgment or order, which enforcement proceeding shall have remained unstayed for a period of 10 days, or (B) a period of 60 days during which a stay of enforcement shall not be in effect shall have elapsed following the date on which any period for appeal has expired; or

        (vi) a decree or order is entered (A) for relief in respect of the Issuer, Bermuda Holdings or any Principal Insurance Subsidiary in an involuntary case or other bankruptcy proceeding under applicable law, or
     (B) adjudging the Issuer, Bermuda Holdings or any Principal Insurance Subsidiary a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of or in respect of the Issuer, Bermuda Holdings or any Principal Insurance Subsidiary under applicable law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Issuer, Bermuda Holdings or any Principal Insurance Subsidiary or of any substantial part of any of their properties, or ordering the winding up or liquidation of any of their affairs, and any such decree or order remains unstayed and in effect for a period of 60 consecutive days; or

        (vii) the Issuer, Bermuda Holdings or any Principal Insurance Subsidiary institutes a voluntary case or proceeding under applicable bankruptcy, insolvency, reorganization or similar law, or any other case or proceedings to be adjudicated a bankrupt or insolvent, or the Issuer, Bermuda Holdings or any Principal Insurance Subsidiary files a petition or answer or consent seeking reorganization or relief under applicable bankruptcy, insolvency, reorganization or similar law, or consents to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of any of the Issuer, Bermuda Holdings or any Principal Insurance Subsidiary or of any substantial part of its property, or makes an assignment for the benefit of creditors, or admits in writing its inability to pay its debts generally as they become due or takes corporate action in furtherance of any such action; or

        (viii) default in the performance, or breach, of the provisions described under "--Merger, Consolidation or Sale of Assets."

     If any Event of Default (other than an Event of Default described in (vi) or (vii) above) occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the outstanding Senior Notes, by written notice to the Issuer (and to the Trustee, if such notice is given by the holders), may, and the Trustee at the request of such holders shall, declare all unpaid principal of, premium, if any, and accrued interest on all the Senior Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default described in (vi) or (vii) above, all outstanding Senior Notes will become due and payable without further action or notice. Holders of the Senior Notes may not enforce the Indenture or the Senior Notes except as provided in the Indenture. Subject to certain limitations, holders of a majority in principal amount of the then outstanding Senior Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from holders of the Senior Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers (as defined in the Indenture) of the Trustee determine in good faith that withholding such notice is in the interest of the holders.

     After a declaration of acceleration, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the holders of at least a majority in aggregate principal amount of the outstanding Senior Notes, by written notice to the Issuer and the Trustee, may annul such declaration if: (i) the Issuer or Bermuda Holdings has paid or deposited with the Trustee a sum sufficient to pay (A) all sums paid or advanced by the Trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, (B) all overdue interest on all Senior Notes, (C) the principal of and premium, if any, on any Senior Notes which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Senior Notes and (D) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Senior Notes; and
   (ii) all Events of Default, other than the non-payment of principal of the Senior Notes which have become due solely by such declaration or acceleration, have been waived as provided in the Indenture or cured. No such rescission shall affect any subsequent default or impair any right consequent thereon.

     The holders of a majority in aggregate principal amount of the outstanding Senior Notes by notice to the Trustee may on the behalf of the holders of all of the Senior Notes waive any existing or past Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, or premium, if any, on the Senior Notes or in respect of covenants or provisions in the Indenture which cannot be modified or amended without the consent of the holders of a greater percentage of the principal amount of, or all of, the outstanding Senior Notes.

     The Issuer and Bermuda Holdings are required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuer is required, upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

   No Personal Liability of Directors, Officers, Employees and Stockholders

     No director, officer, employee or stockholder of the Issuer, Bermuda Holdings or any Subsidiary of Bermuda Holdings, as such, shall have any liability for any obligations of the Issuer or Bermuda Holdings under the Senior Notes, the Guarantee or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of the Senior Notes by accepting a Senior Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Senior Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

   Defeasance or Covenant Defeasance

     Under certain conditions, each of the Issuer or Bermuda Holdings may, at its option and at any time, elect to have the obligations of the Issuer and Bermuda Holdings discharged with respect to the outstanding Senior Notes and the Guarantee ("defeasance"). Such defeasance means that the Issuer and Bermuda Holdings shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Senior Notes and the Guarantee, except for: (i) the rights of holders of outstanding Senior Notes to receive payments in respect of the principal of, premium, if any, and interest on such Senior Notes when such payments are due, or on the redemption date, as the case may be; (ii) the Issuer's obligations with respect to the Senior Notes concerning issuing temporary Senior Notes, registration of Senior Notes, mutilated, destroyed, lost or stolen Senior Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

   (iii) the rights, powers, trust, duties and immunities of the Trustee, and the Issuer's and Bermuda Holdings' obligations in connection therewith; (iv) the defeasance provisions of the Indenture; and (v) the obligations of the Issuer and Bermuda Holdings to pay any Additional Amounts under the Indenture. In addition, under certain conditions, the Issuer may, at its option and at any time, elect to have the obligations of Bermuda Holdings and its Subsidiaries released with respect to certain covenants that are described in the Indenture ("covenant defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or an Event of Default with respect to the Senior Notes. In the event covenant defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "--Events of Default and Remedies" will no longer constitute an Event of Default with respect to the Senior Notes.

     In order to exercise either defeasance or covenant defeasance: (i) the Issuer or Bermuda Holdings must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the Senior Notes, cash in U.S. dollars, U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding Senior Notes; (ii) in the case of defeasance, the Issuer shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that: (a) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling; or (b) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the holders of the outstanding Senior Notes will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred; (iii) in the case of covenant defeasance, the Issuer shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the holders of the outstanding Senior Notes will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit; (v) such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under the Indenture, or any other material agreement or instrument to which Bermuda Holdings is a party or by which Bermuda Holdings is bound, (vi) the Issuer shall have delivered to the Trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; (vii) the Issuer shall have delivered to the Trustee an officers' certificate stating that the deposit was not made by the Issuer or Bermuda Holdings with the intent of preferring the holders of Senior Notes over the other creditors of the Issuer or Bermuda Holdings or with the intent of defeating, hindering, delaying or defrauding creditors of the Issuer or Bermuda Holdings or others; and (viii) the Issuer shall have delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to either the defeasance or the covenant defeasance, as the case may be, have been complied with.

   Amendment, Supplement and Waiver

     The Indenture provides that the consent of holders of a majority in outstanding aggregate principal amount of Senior Notes will be required with respect to amendments which do not affect the payment terms of the Senior Notes or the amount of Senior Notes whose holders must consent to any amendment or the relative ranking of the Senior Notes. The latter amendments may only be made with the consent of each such Senior Note holder.

     With the consent of the holders of not less than a majority in principal amount of the outstanding Senior Notes (including consents obtained in connection with a tender offer or exchange offer for the Senior Notes), the Issuer and Bermuda Holdings, each when authorized by a board resolution, and the Trustee may enter into one or more supplemental indentures for the purpose of adding any provisions to or changing in any manner the rights of the holders under the Indenture or of waiving or modifying in any manner the rights of the holders under the Indenture; provided, however, that no such supplemental indenture, amendment or waiver shall without the consent of the holder of each outstanding Senior Note affected thereby: (a) change the Stated Maturity or the principal of, or any installment of interest on, or change the obligation of the Issuer or Bermuda Holdings to pay any Additional Amount with respect to, any Senior Note or reduce the principal amount thereof or the rate of interest thereon or any provisions relating to the redemption price of the Senior Notes or the periods during which redemption may be effected, or change the coin or currency in which the principal of any Senior Note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the Stated

   Maturity thereof (or, in the case of redemption, on or after the redemption date); or (b) reduce the percentage in principal amount of the outstanding Senior Notes, the consent of whose holders is required for any such supplemental indenture or the consent of whose holders is required for any waiver (of compliance with certain provisions of the Indenture or certain defaults and their consequences) provided for in the Indenture; or (c) modify any of the provisions of the Indenture relating to amendments or waivers of payment or covenant defaults, except to increase any such percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each Senior Note affected thereby.

     Notwithstanding the foregoing, without the consent of any holder of Senior Notes, the Issuer, Bermuda Holdings and the Trustee may amend or supplement the Indenture or the Senior Notes: (i) to cure any ambiguity or to correct any provision in the Indenture which may be defective or inconsistent with any other provision therein; or (ii) to provide for Definitive Senior Notes in addition to or in place of Book-Entry Interests; or (iii) to provide for the assumption of Bermuda Holdings' obligations to holders of the Senior Notes in the case of a merger or consolidation; or (iv) to secure the Senior Notes pursuant to the requirements of the provisions described under "-- Merger, Consolidation or Sale of Assets" or "--Liens," or otherwise; or (v) to comply with the requirements of the Commission in order to maintain the qualification of the Indenture under the Trust Indenture Act, as contemplated by the Indenture or otherwise; or (vi) to evidence and provide the acceptance of the appointment of a successor Trustee thereunder; or (vii) to make any other change that would provide any additional rights or benefits to the holders or that does not adversely affect the legal rights of any holder under the Indenture or the Senior Notes.

   Concerning the Trustee

     The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Issuer or Bermuda Holdings, to obtain payment of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee is permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

     The holders of a majority in principal amount of the outstanding Senior Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any holder of Senior Notes, unless such holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

   Certain Definitions

     Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

     "Affiliate" means, with respect to any specified Person: (i) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person (except in cases where substantially all of the control that would ordinarily be exercisable by virtue of ownership of stock, other than the election of directors, has been eliminated by applicable regulatory authorities); or (ii) for the purposes of the provisions of the Indenture restricting transactions with Affiliates only, any other Person that owns, directly or indirectly, 10% or more of such Person's Capital Stock or any officer or director of any Person or other Person or with respect to any natural Person, any person having a relationship with such Person by blood, marriage or adoption not more remote than first cousin. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of Voting Stock, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Average Life" means, as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing: (i) the sum of the products of (A) the number of years (or portion thereof) from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness multiplied by (B) the amount of such principal payment by
   (ii) the sum of all such principal payments.

     "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in The City of New York or London are authorized or obligated by law, regulation or executive order to close.

     "Capital Lease Obligation" of any Person means any obligations of such Person and its Subsidiaries on a consolidated basis under any capital lease of real or personal property which, in accordance with GAAP, has been recorded as a capitalized lease obligation.

     "Capital Stock" of any Person means any and all shares, interests, participation, or other equivalent (however designated) of such Person's capital stock and any rights (other than debt securities convertible into or exchangeable for capital stock), warrants or options to purchase the foregoing whether now outstanding or issued after the date hereof.

     "Consolidated Net Worth" of any Person means the consolidated stockholders' equity of such Person and its Restricted Subsidiaries as determined in accordance with GAAP, consistently applied.

     "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect such Person or any of its Restricted Subsidiaries against fluctuations in currency values.

     "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Fair Market Value" means, with respect to any asset or property, the sale value that would be obtained in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer.

     "Generally Accepted Accounting Principles" or "GAAP" means generally accepted accounting principles in the United States, consistently applied, as in effect from time to time.

     "Guaranteed Debt" of any Person means, without duplication, all Indebtedness of any other Person guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement: (i) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness;
   (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling such other Person to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss; (iii) to supply funds to, or in any other manner invest in, such other Person (including any agreement to pay for property or services to be acquired by such other Person irrespective of whether such property is received or such services are rendered); (iv) to maintain working capital or equity capital of such other Person, or otherwise to maintain the net worth, solvency or other financial condition of the debtor, or (v) otherwise to assure a creditor of such other Person against loss; provided that the term "guarantee" shall not include endorsements for collection or deposit, in either case in the ordinary course of business, or any obligation or liability of such other Person in respect of leasehold interests assigned by such other Person to any other Person.

     "Indebtedness" means, with respect to any Person, without duplication: (i) all obligations of such Person for borrowed money or for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities incurred in the ordinary course of business, if, and to the extent, any of the foregoing would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP; (ii) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments, if, and to the extent, any of the foregoing would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP; (iii) all obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade accounts payable arising in the ordinary course of business; (iv) all Capital Lease Obligations of such Person; (v) all obligations referred to in (but not excluded from) clause (i), (ii), (iii) or (iv) above of other Persons and all dividends of other Persons, the payment of which is secured by (or for which the holder of such obligations has an existing right, contingent or otherwise, to be secured by) any Lien, upon or in property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such obligations; (vi) all Guaranteed Debt of such Person; (vii) all Redeemable Capital Stock issued by such Person valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends;
   (viii) all obligations under Currency Agreements or Interest Swap Obligations of such Person; (ix) all obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing insurance obligations entered into in the ordinary course of business of such Person to the extent that such letters of credit are not drawn upon, or if and to the extent drawn upon, such drawing is reimbursed not later than the 30th Business Day following a demand for reimbursement following payment on the letter of credit); and (x) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses (i) through (ix) above. Indebtedness shall not include obligations under insurance, reinsurance or retrocession contracts entered into in the ordinary course of business. For purposes hereof, the "maximum fixed repurchase price" of any Redeemable Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Redeemable Capital Stock, such Fair Market Value shall be determined in good faith by the board of directors of the issuer of such Redeemable Capital Stock.

     "Interest Swap Obligations" means the obligations of any Person pursuant to any interest rate swap agreement, interest rate collar agreement or other similar agreement or arrangement designed to protect such Person or any of its subsidiaries against fluctuations in interest rates.

     "Issue Date" means the date on which Senior Notes are originally issued under the Indenture.

     "Lien" means any mortgage, charge, pledge, lien, security interest or encumbrance of any kind.

     "Maturity" when used with respect to any Senior Note means the date on which the principal of (and premium, if any) and interest on such Senior Note becomes due and payable as therein provided, whether at Stated Maturity, redemption date and whether by declaration of acceleration, call for redemption or otherwise.

     "Moody's" means Moody's Investors Service, Inc. and its successors.

     "Non-Recourse Indebtedness" means Indebtedness: (i) as to which neither Bermuda Holdings nor any of its Subsidiaries (other than the Person incurring such Non-Recourse Indebtedness) (a) provides credit support (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable or (c) constitutes the lender; and (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against such Person incurring such Non-Recourse Indebtedness) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of Bermuda Holdings or any of its Subsidiaries (other than the Person incurring such Non-Recourse Indebtedness) to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity.

     "Permitted Liens" means (a) Liens securing Indebtedness pursuant to any credit agreement or credit facility that is permitted by the terms of the Indenture to be outstanding; (b) Liens in favor of Bermuda Holdings or any Restricted Subsidiary; (c) Liens on property of a Person existing at the time such Person is merged into or consolidated with Bermuda Holdings or any Restricted Subsidiary of Bermuda Holdings; provided that such Liens were not incurred in connection with, or in contemplation of, such merger or consolidation and such Liens do not extend to any assets of Bermuda Holdings or any of its Restricted Subsidiaries other than the assets of the Person so merged into or consolidated with Bermuda Holdings or such Restricted Subsidiary; (d) Liens on property existing at the time of acquisition thereof by Bermuda Holdings or any Restricted Subsidiary of Bermuda Holdings; provided that such Liens were not incurred in connection with, or in contemplation of, such acquisition and do not extend to any assets of Bermuda Holdings or any of its Restricted Subsidiaries other than the property so acquired; (e) Liens to secure the performance of statutory obligations, surety or appeal bonds or performance bonds, or landlords', carriers', warehousemen's, mechanics', suppliers', materialmen's or other like Liens, in any case incurred in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate process of law, if a reserve or other appropriate provision, if any, as is required by GAAP shall have been made therefor; (f) Liens existing on the date of the Indenture; (g) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (h) Liens with respect to obligations under Currency Agreements or Interest Swap Obligations and other similar agreements or arrangements designed to protect Bermuda Holdings or any of its Restricted Subsidiaries against fluctuations in the value of Investments of Bermuda Holdings and its Restricted Subsidiaries, in each case to the extent permitted under the Indenture; (i) Liens incurred in the ordinary course of business of Bermuda Holdings or any Subsidiary of Bermuda Holdings with respect to obligations permitted under the Indenture that do not exceed $10.0 million in principal amount in the aggregate at any one time outstanding; and (j) Liens on assets of Unrestricted Subsidiaries that secure Non-Recourse Indebtedness (to the extent permitted under the Indenture) of Unrestricted Subsidiaries.

     "Person" means any individual, corporation, limited or general partnership, limited liability company, joint venture, association, joint stock company, trust, fund, unincorporated organization or government or any agency or political subdivision thereof.

     "Principal Insurance Subsidiary" means: (i) the Subsidiaries of Bermuda Holdings in existence on the Issue Date; (ii) any other insurance company Subsidiary of Bermuda Holdings that becomes a "significant subsidiary" as defined in Regulation S-X, as promulgated by the Commission; and (iii) any other Subsidiary of Bermuda Holdings that may succeed, by merger, consolidation or otherwise, to all or substantially all of the business of one or more of such Persons as specified in (i) and (ii) above.

     "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

    "S&P" means Standard & Poor's Corporation and its successors.

     "Stated Maturity" means, when used with respect to any Indebtedness or any installment of principal or of interest thereon, the date specified in such Indebtedness as the fixed date on which the principal of such Indebtedness or such installment of principal or of interest is due and payable.

     "Subordinated Indebtedness" means Indebtedness expressly subordinated in right of payment to the Senior Notes.

     "Subsidiary" means any Person, a majority of the equity ownership or the Voting Stock of which is at the time owned, directly or indirectly, by Bermuda Holdings or by one or more other Subsidiaries, or by Bermuda Holdings and one or more other Subsidiaries.

     "Tax Sharing Agreement" means the tax sharing agreement dated December 21, 1994 among the Issuer, Terra Nova, Terra Nova Asset Management Limited, Terra Nova Pension Trustee Limited, Terra Nova Insurance Agency Limited and Intercontinental Reinsurance Agency Limited.

     "U.S. Government Obligations" means securities that are (i) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933, as amended), as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt.

     "Unrestricted Subsidiary" means (i) any Subsidiary that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution; but only to the extent that such Subsidiary: (a) is designated an Unrestricted Subsidiary prior to formation or creation; (b) has total assets at the time of formation or creation with a fair market value not exceeding $1,000; (c) has no Indebtedness other than Non-Recourse Indebtedness; (d) is not party to any agreement, contract, arrangement or understanding with Bermuda Holdings or any Restricted Subsidiary of Bermuda Holdings unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to Bermuda Holdings or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of Bermuda Holdings; (e) is a Person with respect to which neither Bermuda Holdings nor any of its Restricted Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Capital Stock or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and (f) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of Bermuda Holdings or any of its Restricted Subsidiaries. Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an officers' certificate certifying that such designation complied with the foregoing conditions. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of Bermuda Holdings as of such date. The Board of Directors of Bermuda Holdings may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of Bermuda Holdings of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if no Default or Event of Default would be in existence following such designation.

     "Voting Stock" means stock of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a corporation (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding principal amount of such Indebtedness into (b) the total of the product obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.

     "Wholly-Owned Restricted Subsidiary" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.


                      DESCRIPTION OF DEPOSITARY AGREEMENT

   General

      All Exchange Notes underlying the Book-Entry Interests will be represented by one or more Global Notes, will be issued in a denomination equal to the aggregate principal amount of the sum of outstanding Old Notes properly tendered pursuant to the terms of the Exchange Offer, and will be deposited with the Custodian pursuant to the terms of the Depositary Agreement.

      With respect to such Global Notes issued, the Depositary will issue a receipt representing a 100% interest in the underlying Global Note (the "Exchange Global Receipt", and together with global receipts issued in respect of Old Notes not exchanged pursuant to the Exchange Offer, the "Global Receipts"), which will be delivered to and registered in the name of DTC or its nominee.

     Ownership of Book-Entry Interests is limited to Persons that have accounts with DTC ("participants") or Persons that may hold interests through participants.

     Procedures with respect to the ownership of Book-Entry Interests are set forth below. Unless and until the Book-Entry Interests representing the Exchange Global Receipts are exchanged for Definitive Senior Notes, the depositary interest held by DTC may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor of DTC or a nominee of such successor.

     So long as the Custodian, or its nominee, is the holder of the Global Notes underlying Book-Entry Interests, the Custodian or such nominee, as the case may be, will be considered the sole holder of such Exchange Global Note for all purposes under the Indenture. Except as set forth below under "--Issuance of Definitive Senior Notes," participants or Persons that may hold Book-Entry Interests through participants will not be entitled to have Senior Notes registered in their names, will not receive or be entitled to receive physical delivery of Definitive Senior Notes and will not be considered the owners or holders thereof under the Indenture. Accordingly, each Person holding a Book-Entry Interest must rely on the procedures of the Custodian, the Depositary and DTC and, in addition, if such Person is not a participant in DTC, on the procedures of the participant through which such Person owns its interest to exercise any rights and obligations of a holder under the Indenture. See "--Action by Holders of Book-Entry Interests."


   Payments on Global Note

     Payment of any amounts in respect of the Global Notes, as long as it is held by the Custodian, will be made to or by the order of the Custodian, as the bearer thereof. The Custodian will distribute all such payments received by it to the Depositary. The Depositary will distribute all such payments received by it to DTC, or its nominee, which will distribute such payments to its participants. All such payments will be distributed without deduction or withholding for any taxes, assessments or other governmental charges of whatever nature except as may be required by law. If any such deduction or withholding is required to be made under the provisions of any applicable law or regulation, then, except as provided in "Description of Exchange Notes--Payment of Additional Amounts," such additional amounts will be paid by the Issuer and Bermuda Holdings to or for the order of the Custodian as may be necessary in order that the net amounts received by a holder of Book-Entry Interests after such deduction or withholding shall be not less than the amounts which such holder would otherwise have received in respect of such Book-Entry Interests absent such withholding or deduction. DTC, upon receipt of any payment, will promptly credit participants' accounts with payments in amounts proportionate to their respective ownership of Book-Entry Interests, as shown on the records of DTC. The Issuer expects that payments by participants to holders of Book-Entry Interests held through such participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participants. None of the Issuer, Bermuda Holdings, the Trustee or any other agent of the Issuer, Bermuda Holdings or the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of a participant's Book-Entry Interests or for maintaining, supervising or reviewing any records relating to a participant's Book-Entry Interests.

     DTC has advised the Issuer as follows: DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of its participants and to facilitate the clearance and settlement of transactions among its participants in such securities through electronic book-entry exchanges in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC participants include securities brokers and dealers (including the Underwriters), banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own DTC. Access to DTC book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

     Although DTC is expected to follow the foregoing procedures in order to facilitate transfers of Book-Entry Interests among participants of DTC, DTC is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Issuer, Bermuda Holdings nor the Trustee will have any responsibility for the performance by DTC of obligations under the rules and procedure governing their operations.

     Upon the issuance by the Depositary of the Exchange Global Receipts to DTC, DTC will credit, on its book-entry registration and transfer system, the participants' accounts with the respective interest beneficially owned by such participants. Ownership of Book-Entry Interests will be shown on, and the transfer of such interests will be effected only through, records maintained by DTC (with respect to interests of participants) and on the records of participants (with respect to interests of Persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge Book-Entry Interests.

     The Issuer understands that under existing industry practices, if either the Issuer or the Trustee requests any action of holders of Book-Entry Interests or if a holder of a Book-Entry Interest desires to give or take any action that a holder of Senior Notes is entitled to give or take under the Indenture, DTC would authorize the participants holding the relevant Book-Entry Interests to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners holding through them.

   Redemption or Repurchase

     In the event the Global Notes (or portions thereof) are redeemed or repurchased, the Custodian will deliver all amounts received by it in respect of the redemption or repurchase to the Depositary. The Depositary will deliver all amounts received by it in respect of the redemption or repurchase of the Global Notes to DTC. The redemption or repurchase price paid in connection with the redemption or repurchase of Book-Entry Interests will be equal to the amount received by the Depositary in connection with the redemption or repurchase of the Global Notes (or portions thereof). For any redemptions of the Global Notes in part, selection of Book-Entry Interests to be redeemed will be made by DTC on a pro rata basis, by lot or by such other method as DTC deems fair and appropriate, and in compliance with the requirements of the principal national securities exchange, if any, on which the Senior Notes are listed, or, if the Senior Notes are not so listed, on a pro rata basis, by lot or by such method as DTC shall deem fair and appropriate; provided that no beneficial interests of $1,000 principal amount at maturity or less shall be redeemed in part.

   Transfers

     All transfers of Book-Entry Interests will be recorded in accordance with the book-entry system maintained by DTC, pursuant to customary procedures established by DTC and its participants and will be settled in same-day funds.

   Issuance of Definitive Senior Notes

     Holders of Book-Entry Interests will receive Definitive Senior Notes if (i) DTC notifies the Issuer and the Depositary that it is unwilling or unable to continue as holder of the Global Receipts or ceases to be a clearing agency registered under the Exchange Act and, in either case, a successor to DTC registered as a clearing agency under the Exchange Act is not appointed by the Issuer within 90 days of such notification, (ii) either the Depositary or the Custodian, as the case may be, notifies the Trustee and the Issuer that it is unwilling or unable to continue as Depositary or Custodian, respectively, and a successor Depositary or Custodian, as the case may be, is not appointed by the Issuer within 90 days of such notification, or (iii) the Issuer determines that Definitive Senior Notes shall be issued. Any Definitive Senior Notes issued in exchange for Book-Entry Interests will be registered in such name or names as the Custodian shall instruct the Trustee based on the instructions of DTC. It is expected that such instructions will be based upon directions received by DTC from participants with respect to ownership of Book-Entry Interests.

     In addition to the foregoing, holders of Book-Entry Interests will at any time on or after the occurrence of an Event of Default be entitled to request and receive Definitive Senior Notes. Such Definitive Senior Notes will be issued to and registered in the name of, or as directed by, such holders only upon the request in writing by the Depositary (based upon the instructions of DTC).

     HOLDERS OF BOOK-ENTRY INTERESTS SHOULD BE AWARE THAT, UNDER CURRENT U.K. TAX LAW, UPON THE ISSUANCE OF DEFINITIVE SENIOR NOTES TO A HOLDER, SUCH HOLDER WILL BECOME SUBJECT TO U.K. INCOME TAX (CURRENTLY 20%) TO BE WITHHELD ON ANY PAYMENTS OF INTEREST ON THE SENIOR NOTES AS SET FORTH UNDER "CERTAIN TAX CONSIDERATIONS--TAXATION OF U.S. HOLDERS OF THE SENIOR NOTES--UNITED KINGDOM." IF SUCH DEFINITIVE SENIOR NOTES ARE ISSUED PURSUANT TO THE REQUEST OF A HOLDER OF BOOK-ENTRY INTERESTS FOLLOWING AN EVENT OF DEFAULT, NEITHER THE ISSUER NOR BERMUDA HOLDINGS WILL BE OBLIGATED TO PAY ANY ADDITIONAL AMOUNTS WITH RESPECT TO SUCH SENIOR NOTES. However, U.S. holders of Definitive Senior Notes may be entitled to receive a refund of withheld amounts from the U.K. Inland Revenue in certain circumstances. See "Certain Tax Considerations--Taxation of U.S. Holders of the Senior Notes--United Kingdom." In addition, if a holder of Book-Entry Interests receives Definitive Senior Notes other than pursuant to its request, such holder will be entitled to receive Additional Amounts with respect to such Senior Notes. See "Description of Exchange Notes--Payment of Additional Amounts."

     Exchanges of Book-Entry Interests for Definitive Senior Notes shall be made free of any fees of the Depositary to the holders of Book-Entry Interests; provided that the Issuer may require the payment of a sum sufficient to pay any tax, assessment, or other governmental charge.

   Action by Holders of Book-Entry Interests

     As soon as practicable after receipt by the Custodian of notice of any solicitation of consents or request for a waiver or other action by the holders of Book-Entry Interests, the Custodian shall direct the Depositary to mail to DTC a notice containing (a) such information as is contained in such notice, (b) a statement that at the close of business on a specified record date DTC will be entitled to instruct the Depositary as to the consent, waiver or other action, if any, pertaining to the Book-Entry Interests, and
   (c) a statement as to the manner in which such instructions may be given. Upon the written request of DTC, the Depositary shall endeavor insofar as practicable to take such action regarding the requested consent, waiver or other action in respect of the Book-Entry Interests in accordance with any instructions set forth in such request. DTC is expected to follow the procedures described under "--General" above with respect to soliciting instructions from its participants. Neither the Depositary nor the Custodian will exercise any discretion in the granting of consents or waivers or the taking of any other action relating to the Depositary Agreement or the Indenture.

   Reports

     The Depositary will promptly send to DTC a copy of any notices, reports and other communications received from the Issuer which are received by the Custodian as holder of the Global Note.

   The Depositary and Custodian

     The Chase Manhattan Bank is the Depositary for the Global Note. The address of the Depositary is 450 West 33rd Street, 15th Floor, New York, New York 10001. Chase Manhattan Bank Luxembourg S.A. will be the Custodian for the Exchange Global Receipt. The address of the Custodian is 5 rue Plaetis L-2338, Luxembourg.

   Action by Depositary and Custodian

     Upon the occurrence of a default with respect to the Global Note, or in connection with any other right of the holder of the Global Note under the Indenture or the Depositary Agreement, if requested in writing by DTC in respect thereof, the Depositary and the Custodian will take any such action as shall be requested in such notice; provided that the Depositary and the Custodian have been offered reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by them in complying with such request.

     Neither the Depositary nor the Custodian will exercise any discretion in the taking of any such action.

   Charges of Depositary and Custodian

     The Issuer and Bermuda Holdings have agreed to pay all charges of the Depositary and the Custodian under the Depositary Agreement. The Issuer and Bermuda Holdings have also agreed to indemnify the Depositary and the Custodian against certain liabilities incurred by it under the Depositary Agreement.

   Amendment and Termination

     The Depositary Agreement may be amended by agreement among the Issuer, Bermuda Holdings, the Custodian and the Depositary. The consent of DTC shall not be required in connection with any amendment to the Depositary Agreement:
   (i) to cure any defect, omission, inconsistency or ambiguity in the Depositary Agreement; (ii) to add to the covenants and agreements of the Depositary or the Custodian, the Issuer and Bermuda Holdings; (iii) to effectuate the assignment of the Depositary's or the Custodian's rights and duties to a qualified successor; (iv) to comply with the Securities Act, the Exchange Act or the U.S. Investment Company Act of 1940, as amended; or (v) to modify, alter, amend or supplement the Depositary Agreement in any other manner that, in the opinion of counsel acceptable to the Issuer and the Depositary, is not adverse to DTC or the owners of Book-Entry Interests. Except as set forth above, no amendment that adversely affects DTC may be made to the Depositary Agreement or the Book-Entry Interests without the consent of DTC.

     The Depositary shall at any time at the direction of the Issuer or Bermuda Holdings terminate the Depositary Agreement by mailing a notice of such termination to DTC and requesting, on behalf of the Custodian in accordance with the Indenture, the issuance of Definitive Senior Notes to the persons and in the amounts as specified by DTC. Upon the issuance of Definitive Senior Notes in an aggregate principal amount equal to the aggregate principal amount of Senior Notes outstanding, the Depositary Agreement shall terminate. The Depositary Agreement may also be terminated upon the resignation of the Depositary or the Custodian if no successor depositary or custodian, as the case may be, has been appointed by the Issuer within 90 days of the notification of such resignation as set forth under "--Resignation or Removal of Depositary or Custodian" below.

   Resignation or Removal of Depositary or Custodian

     The Depositary or Custodian may at any time resign as Depositary or Custodian by written notice delivered to each of the Issuer and the Trustee, such resignation to take effect upon the appointment by the Issuer of a successor depositary or custodian (approved, in the case of a successor depositary, by the Trustee and DTC and, in the case of a successor custodian, by the Depositary, none of which shall unreasonably withhold such approval) and such successor's acceptance of such appointment. If at the end of 90 days after delivery of such notice, no successor depositary or custodian has been appointed and approved, and has accepted such appointment, the resigning Depositary or Custodian may terminate the Depositary Agreement.

   Obligations of Depositary and Custodian

     Except with respect to the payment of any amount received by it in respect of the Global Notes, neither the Depositary nor the Custodian will assume any obligation or be subject to any liability under the Depositary Agreement, other than by reason of bad faith or negligence in the performance of its respective duties under the Depositary Agreement.


                            DESCRIPTION OF OLD NOTES


     The terms of the Exchange Notes are identical in all material respects to the terms of the Old Notes, except that (i) the offer and sale of the Exchange Notes have been registered under the Securities Act and therefore the Exchange Notes are not subject to certain restrictions on transfer applicable to the Old Notes, will not contain legends relating thereto and will not be entitled to registration rights or other rights under the Registration Rights Agreement, and (ii) the Exchange Notes will not provide for any increase in the interest rate thereon, which rights and provision will terminate as to all of the Senior Notes upon the consummation of the Exchange Offer. In addition, the Old Notes and the Exchange Notes will constitute a single series of debt securities under the Indenture. See "Description of Exchange Notes--General."


                               THE EXCHANGE OFFER

     The Issuer and Bermuda Holdings entered into the Registration Rights Agreement dated as of August 20, 1997 (the "Registration Rights Agreement") with Donaldson, Lufkin & Jenrette Securities Corporation, as Initial Purchaser, pursuant to which the Issuer and Bermuda Holdings agreed, for the benefit of the holders of the Old Notes, at the cost of the Issuer and Bermuda Holdings, to use commercially reasonable efforts to file and cause to become effective a registration statement with respect to an exchange offer for exchange notes with terms identical in all material respects to the Old Notes, except as described under "Description of Old Notes." In the event that applicable interpretations of the Commission do not permit the Issuer and Bermuda Holdings to effect the Exchange Offer, or under certain other circumstances, the Issuer and Bermuda Holdings agreed, for the benefit of the Holders of the Old Notes, at the cost of the Issuer and Bermuda Holdings, to use commercially reasonable efforts to cause to become effective a shelf registration statement (the "Shelf Registration Statement") with respect to resales of the Senior Notes and to keep such registration statement effective until August 26, 2000 or such earlier time when the Senior Notes have been sold pursuant to such Shelf Registration Statement.

     The Old Notes provide that, in the event the Exchange Offer is not consummated or a Shelf Registration Statement is not declared effective on or prior to February 26, 1998, then the annual interest rate borne by the Old Notes shall be increased to 7.45%. If the Exchange Offer is not consummated or a Shelf Registration Statement is not declared effective by May 26, 1998, then the annual interest rate borne by the Old Notes shall be increased to 7.7%. Upon consummation of the Exchange Offer or the effectiveness of such Shelf Registration Statement, the interest rate borne by the Old Notes will return to 7.2%.

     The Exchange Offer is not being made to, nor will the Issuer or Bermuda Holdings accept tenders for exchange from, holders of Old Notes in any jurisdiction in which the Exchange Offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

   Terms of the Exchange Offer; Period for Tendering Old Notes

     Upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal (which together constitute the Exchange Offer), the Issuer will accept for exchange Old Notes which are properly tendered on or prior to the Expiration Date and not withdrawn as permitted below. For each $1,000 principal amount of Old Notes surrendered to the Issuer pursuant to the Exchange Offer, the Holder of such Old Note will receive an Exchange Note having a principal amount equal to that of the surrendered Old Note. The Issuer will keep the Exchange Offer open for not less than 20 business days (or longer if required by applicable law) after the date notice of the Exchange Offer is mailed to the Holders of the Old Notes. As used herein, the term "Expiration Date" means 5:00 p.m., New York City time, on December 3, 1997; provided, however, that if the Issuer and Bermuda Holdings, in their sole discretion, have extended the period of time for which the Exchange Offer is open, the term "Expiration Date" means the latest time and date to which the Exchange Offer is extended.

     As of the date of this Prospectus, $75.0 million in aggregate principal amount of the Old Notes were outstanding. The Exchange Offer is not conditioned upon any minimum principal amount of Old Notes being tendered. This Prospectus, together with the Letter of Transmittal, is first being sent on or about the date set forth on the cover page to all holders of Old Notes at the addresses set forth in the security register with respect to Old Notes maintained by the Trustee. The Issuer's obligations to accept Old Notes for exchange pursuant to the Exchange Offer is subject to certain conditions as set forth under "--Certain Conditions to the Exchange Offer."

     The Issuer and Bermuda Holdings expressly reserve the right, at any time or from time to time, to extend the period of time during which the Exchange Offer is open, and thereby delay acceptance of any Old Notes, by giving oral or written notice of such extension to the Exchange Agent and notice of such extension to the holders of Old Notes as described below. During any such extension, all Old Notes previously tendered will be retained by the Issuer or Bermuda Holdings, subject to the rights of holders of Old Notes to withdraw their tendered Old Notes as specified in "--Withdrawal Rights." Any Old Notes not accepted for exchange for any reason will be returned without expense to the tendering holder thereof as promptly as practicable after the expiration or termination of the Exchange Offer.

     The Issuer and Bermuda Holdings expressly reserve the right to amend or terminate the Exchange Offer, and not to accept for exchange any Old Notes not theretofore accepted for exchange, upon the occurrence of any of the conditions of the Exchange Offer specified below under "--Certain Conditions to the Exchange Offer." The Issuer or Bermuda Holdings will give oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the Old Notes as promptly as practicable, such notice in the case of any extension to be issued by means of a press release or other public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. Without limiting the manner in which the Issuer or Bermuda Holdings may choose to make any public announcement and subject to applicable law, neither the Issuer nor Bermuda Holdings shall have any obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a release to the Dow Jones News Service.

     Holders of Old Notes do not have any appraisal or dissenters' rights in connection with the Exchange Offer. Old Notes which are not tendered for exchange or are tendered but not accepted in connection with the Exchange Offer will remain outstanding, will be entitled to the benefits of the Indenture and continue to accrue interest, but will not be entitled to any further registration rights under the Registration Rights Agreement. The Issuer and Bermuda Holdings intend to conduct the Exchange Offer in accordance to the applicable requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

   Procedures for Tendering Old Notes

     The tender to the Issuer of Old Notes by a Holder thereof as set forth below and the acceptance thereof by the Issuer will constitute a binding agreement between the tendering holder, the Issuer and Bermuda Holdings upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal. Any beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or nominee and who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on his behalf. A holder who wishes to tender Old Notes for exchange pursuant to the Exchange Offer must transmit a properly completed and duly executed Letter of Transmittal, including all other documents required by such Letter of Transmittal, to the Exchange Agent at the address set forth below under "Exchange Agent" on or prior to the Expiration Date. In addition, (i) a timely confirmation of a book-entry transfer (a "Book-Entry Confirmation") of such Old Notes, if such procedure is available, into the Exchange Agent's account at DTC pursuant to the procedure for book-entry transfer described below, must be received by the Exchange Agent prior to the Expiration Date or
   (ii) the holder must comply with the guaranteed delivery procedures described below under "--Guaranteed Delivery Procedures." THE METHOD OF DELIVERY OF LETTERS OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE TENDERING HOLDER. IF SUCH DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, BE USED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY. NO LETTERS OF TRANSMITTAL OR ANY OTHER REQUIRED DOCUMENTS SHOULD BE SENT TO THE ISSUER OR BERMUDA HOLDINGS. Delivery of all documents must be made to the Exchange Agent at its address set forth below. Holders may also request their respective brokers, dealers, commercial banks, trust companies or nominees to effect such tender for such Holders.

     Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the Old Notes surrendered for exchange pursuant thereto are tendered for the account of an Eligible Institution (as defined below). In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantees must be by a firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or by a commercial bank or trust company having an office or correspondent in the United States (collectively, "Eligible Institutions"). If a Book-Entry Confirmation indicates that ownership of the Old Notes is in the name of a person other than the person signing the Letter of Transmittal, the Exchange Agent must receive a written instrument or instruments of transfer or exchange, in satisfactory form as determined by the Issuer and Bermuda Holdings in their sole discretion, duly executed by the owner as evidenced by the Book-Entry Confirmation with the signature thereon guaranteed by an Eligible Institution.

     All questions as to the validity, form, eligibility (including time of receipt) and acceptance of Old Notes tendered for exchange will be determined by the Issuer and Bermuda Holdings in their sole discretion, which determination shall be final and binding. The Issuer and Bermuda Holdings reserve the absolute right to reject any and all tenders of any particular Old Notes not properly tendered or to not accept any particular Old Notes which acceptance might, in the judgment of the Issuer and Bermuda Holdings or their counsel, be unlawful. The Issuer and Bermuda Holdings also reserve the absolute right to waive any defects or irregularities or conditions of the Exchange Offer as to any particular Old Notes either before or after the Expiration Date (including the right to waive the ineligibility of any holder who seeks to tender Old Notes in the Exchange Offer). The interpretation of the terms and conditions of the Exchange Offer as to any particular Old Notes either before or after the Expiration Date (including the Letter of Transmittal and the instructions thereto) by the Issuer and Bermuda Holdings shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with the tender of Old Notes for exchange must be cured within such reasonable period of time as the Issuer or Bermuda Holdings shall determine. Neither the Issuer, Bermuda Holdings, the Exchange Agent nor any other person shall be under any duty to give notification of any defect or irregularity with respect to any tender of Old Notes for exchange, nor shall any of them incur any liability for failure to give such notification.

     If the Letter of Transmittal is signed by a person or persons other than the owner as evidenced by the Book-Entry Confirmation, such Letter of Transmittal must be accompanied by an endorsement or appropriate powers of attorney, in either case signed exactly as the name or names of the owner as evidenced by the Book-Entry Confirmation. Signatures on such powers of attorney must be guaranteed by an Eligible Institution.

     If the Letter of Transmittal or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers or corporations or others acting in a fiduciary or representative capacity, such person should so indicate when signing and, unless waived by the Issuer or Bermuda Holdings, proper evidence satisfactory to the Issuer and Bermuda Holdings of its authority to so act must be submitted.

     By executing, or otherwise becoming bound by, the Letter of Transmittal, each holder of the Old Notes (other than certain specified holders) will represent that (i) it is not an affiliate of the Issuer or Bermuda Holdings,
   (ii) any Exchange Notes to be received by it were acquired in the ordinary course of its business, and (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of the Exchange Notes. If the tendering holder is a broker-dealer that will receive Exchange Notes for its own account in exchange for Old Notes that were acquired as a result of market-making activities or other trading activities, it will be required to acknowledge that it acquired the Old Notes for its account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus in connection with any resale of such Exchange Notes. A broker-dealer that acquired Old Notes in a transaction other than as part of its market-making or other trading activities will not be able to participate in the Exchange Offer. See "--Resales of the Exchange Notes."

   Acceptance of Old Notes for Exchange

     Upon satisfaction or waiver of all of the conditions to the Exchange Offer, the Issuer will accept, promptly after the Expiration Date, all Old Notes properly tendered and will issue the Exchange Notes promptly after acceptance of the Old Notes. See "--Certain Conditions to the Exchange Offer." For purposes of the Exchange Offer, the Issuer shall be deemed to have accepted properly tendered Old Notes for exchange when, as and if the Issuer has given oral or written notice thereof to the Exchange Agent.

     In all cases, issuance of Exchange Notes for Old Notes that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of a timely Book-Entry Confirmation of such Old Notes into the Exchange Agent's account at DTC, a properly completed and duly executed Letter of Transmittal and all other required documents. If any tendered Old Notes are not accepted for any reason set forth in the terms and conditions of the Exchange Offer or Old Notes are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or non-exchanged Old Notes will be credited to an account maintained with DTC as promptly as practicable after the expiration or termination of the Exchange Offer.

   Interest on the Exchange Notes

     Each Exchange Note will bear interest from August 26, 1997, the date of issuance of the Old Notes. Holders of the Old Notes whose Old Notes are accepted for exchange will not receive accrued interest on such Old Notes from and after August 26, 1997.

   Book-Entry Transfer

     The Exchange Agent will make a request to establish an account with respect to the Old Notes at DTC for purposes of the Exchange Offer promptly after the date of this Prospectus. Any financial institution that is a participant in DTC's systems may make book-entry delivery of Old Notes by causing DTC to transfer such Old Notes into the Exchange Agent's account in accordance with DTC's Automated Tender Offer Program ("ATOP") procedures for transfer. However, the exchange for the Old Notes so tendered will only be made after timely confirmation of such book-entry transfer of Old Notes into the Exchange Agent's account, and timely receipt by the Exchange Agent of an Agent's Message (as such term is defined in the next sentence) and any other documents required by the Letter of Transmittal. The term "Agent's Message" means a message, transmitted by DTC and received by the Exchange Agent and forming a part of a Book-Entry Confirmation, which states that DTC has received an express acknowledgment from a participant tendering Old Notes that are the subject of such Book-Entry Confirmation that such participant has received and agrees to be bound by the terms of the Letter of Transmittal, and that the Issuer or Bermuda Holdings may enforce such agreement against such participant. Although delivery of Old Notes may be effected through book-entry transfer into the Exchange Agent's account at DTC, the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees and any other required documents, must in any case be delivered to and received by the Exchange Agent at its address set forth under "--Exchange Agent" prior to the Expiration Date, or the guaranteed delivery procedure set forth below must be complied with.

     DELIVERY OF DOCUMENTS TO DTC IN ACCORDANCE WITH ITS PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

   Guaranteed Delivery Procedures

     If the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if (i) the tender is made by or through an Eligible Institution, (ii) prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Letter of Transmittal (or a facsimile thereof) and Notice of Guaranteed Delivery, substantially in the form provided by the Issuer and Bermuda Holdings (by telegram, telex, facsimile transmission, mail or hand delivery), setting forth the name and address of the holder of Old Notes and the amount of Old Notes tendered, stating that the tender is being made thereby and guaranteeing that within five New York Stock Exchange ("NYSE") trading days after the date of execution of the Notice of Guaranteed Delivery, a Book-Entry Confirmation and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent, and (iii) the Book-Entry Confirmation, and all other documents required by the Letter of Transmittal, are received by the Exchange Agent within five NYSE trading days after the date of execution of the Notice of Guaranteed Delivery.

   Withdrawal Rights

     Tenders of Old Notes may be withdrawn at any time prior to the Expiration Date.

     For a withdrawal to be effective, a written notice of withdrawal must be received by the Exchange Agent by the Exchange Date at one of the addresses set forth below under "--Exchange Agent." Any such notice of withdrawal (which notice may be by telegram, telex, facsimile transmission or letter) must specify the name of the person having tendered the Old Notes to be withdrawn, the number of the account at DTC from which the Old Notes were tendered, the principal amount of the Old Notes to be withdrawn, and the name and number of the account at DTC to be credited with the withdrawn Old Notes, and otherwise comply with the procedures of such facility. All questions as to the validity, form and eligibility (including time of receipt) of such withdrawal notices will be determined by the Issuer and Bermuda Holdings, whose determination shall be final and binding on all parties. Any Old Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Old Notes which have been tendered for exchange but which are not exchanged for any reason will be credited to an account maintained with DTC for the Old Notes as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Notes may be retendered by following one of the procedures described under "--Procedures for Tendering Old Notes" at any time prior to the Expiration Date.

   Certain Conditions to the Exchange Offer

     Notwithstanding any other provisions of the Exchange Offer, neither the Issuer nor Bermuda Holdings shall be required to accept for exchange, or to issue Exchange Notes in exchange for, any Old Notes and may terminate or amend the Exchange Offer, if at any time before the acceptance of such Old Notes for exchange or the exchange of the Exchange Notes for such Old Notes, such acceptance or issuance would violate applicable law or any interpretation of the Staff of the Commission. Neither the Issuer or Bermuda Holdings has any obligation, and will not knowingly, permit acceptances of tenders of Old Notes from Affiliates of the Issuer or Bermuda Holdings or from any other holder or holders of Old Notes who are not eligible to participate in the Exchange Offer under applicable law or interpretations thereof by the Commission, or if the Exchange Notes to be received by such holder or holders of Old Notes in the Exchange Offer, upon receipt, will not be tradable by such holder without restriction under the Securities Act and the Exchange Act and without material restrictions under the blue sky or securities laws of substantially all of the states of the United States.

     The foregoing conditions are for the sole benefit of the Issuer and Bermuda Holdings and may be asserted by the Issuer and Bermuda Holdings regardless of the circumstances giving rise to any such condition. The failure by the Issuer and Bermuda Holdings at any time to exercise the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

     In addition, neither the Issuer nor Bermuda Holdings will accept for exchange any Old Notes tendered, and no Exchange Notes will be issued in exchange for any such Old Notes, if at such time any stop order shall be threatened or in effect with respect to the Registration Statement of which this Prospectus constitutes a part or the qualification of the Indenture under the Trust Indenture Act.

   Exchange Agent

     The Chase Manhattan Bank has been appointed as the Exchange Agent for the Exchange Offer. All executed Letters of Transmittal should be directed to the Exchange Agent at one of the addresses set forth below. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notices of Guaranteed Delivery should be directed to the Exchange Agent, addressed as follows:

                                  Deliver To:

                   The Chase Manhattan Bank, Exchange Agent


                              By Mail or By Hand:
                           The Chase Manhattan Bank
                           450 West 33rd St.
                           15th Floor
                           New York, New York  10001
                           Attention: Corporate Trust Administration

                              By Facsimile:
                           (212) 946-8177

                              Confirm by Telephone:
                           (212) 946-3352

     DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

   Fees and Expenses

     The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, telephone or in person by officers and regular employees of the Issuer, Bermuda Holdings and their affiliates. No additional compensation will be paid to any such officers and employees who engage in soliciting tenders. Neither the Issuer nor

   Bermuda Holdings will make any payment to brokers, dealers, or others soliciting acceptances of the Exchange Offer. The Issuer or Bermuda Holdings, however, will pay the Exchange Agent reasonably customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith.

     The estimated cash expenses to be incurred in connection with the Exchange Offer will be paid by the Issuer and Bermuda Holdings and are estimated in the aggregate to be $210,000.

   Transfer Taxes

     Holders who tender their Old Notes for exchange will not be obligated to pay any transfer taxes in connection therewith.

   Resales of the Exchange Notes

     Under existing interpretations of the staff of the Division of Corporation Finance of the Commission contained in several no-action letters to third parties (including Exxon Capital Holdings Corporation (available May 13,
   1988), Morgan Stanley & Co. Incorporated (available June 5, 1991), K-III Communications Corporation (available May 14, 1993) and Shearman & Sterling (available July 2, 1993)), the Exchange Notes would in general be freely transferable after the Exchange Offer without further registration under the Securities Act. However, any purchaser of Old Notes who is an "affiliate" of the Issuer or Bermuda Holdings or who intends to participate in the Exchange Offer for the purpose of distributing the Exchange Notes or any broker-dealer who purchased Old Notes from the Issuer or Bermuda Holdings to resell pursuant to Rule 144A or any other available exception under the Securities Act (i) will not be able to rely on the interpretation of the staff of the Division of Corporation Finance of the Commission, (ii) will not be able to tender its Old Notes in the Exchange Offer and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the Old Notes unless such sale or transfer is made pursuant to an exemption from such requirements.

     By executing, or otherwise becoming bound by, the Letter of Transmittal each holder of the Old Notes (other than certain specified holders) will represent that (i) it is not an "affiliate" of the Issuer or Bermuda Holdings, (ii) any Exchange Notes to be received by it were acquired in the ordinary course of its business and (iii) it has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes. In addition, in connection with any resales of Exchange Notes, any Participating Broker-Dealer who acquired the Exchange Notes for its own account as a result of market-making or other trading activities must acknowledge that it acquired the Old Notes for its own account as the result of market-making activities or other trading activities and must agree that it deliver a prospectus meeting the requirements of the Securities Act. A broker-dealer that acquired Existing Notes in a transaction other than as part of its market-making or other trading activities will not be able to participate in the Exchange Offer. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the staff of the Division of Corporation Finance of the Commission in the no-action letters referred to above, the Issuer believes that Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to the Exchange Notes received upon exchange of such Old Notes (other than Old Notes which represent an unsold allotment from the original sale of the Old Notes) with a prospectus meeting the requirements of the Securities Act, which may be a prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such Exchange Notes. Under the Registration Rights Agreement, the Issuer and Bermuda Holdings is required to allow Participating Broker-Dealers and other persons, if any, subject to similar prospectus delivery requirements, to use this Prospectus as it may be amended or supplemented from time to time, in connection with the resale of such Exchange Notes.


                              PLAN OF DISTRIBUTION

     Each Participating Broker-Dealer pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of Exchange Notes received in exchange for Old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities. The Issuer and Bermuda Holdings have agreed that it will make this Prospectus, as amended or supplemented, available to any Participating Broker-Dealer for use in connection with any such resale and Participating Broker-Dealers shall be authorized to deliver this Prospectus for a period not exceeding 180 days after the Expiration Date. In addition, until April 28, 1998 (180 days after the date of this Prospectus), all dealers effecting transactions in the Exchange Notes may be required to deliver a prospectus.

     Neither the Issuer nor Bermuda Holdings will receive any proceeds from any sales of the Exchange Notes by Participating Broker-Dealers. Exchange Notes received by Participating Brokers-Dealers for their own account pursuant to the Exchange Offer may be sold from time to time, in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such Participating Broker-Dealer that resells the Exchange Notes that were received by it for its own account pursuant to the Exchange Offer. Any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any omissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     The Issuer will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any Participating Broker-Dealer that requests such documents in the Letter of Transmittal. See "The Exchange Offer."

                          CERTAIN TAX CONSIDERATIONS

   Certain U.K., U.S. and Bermuda Tax Considerations

     The following summary of certain U.S., U.K. and Bermuda tax consequences of the acquisition, ownership and disposition of the Senior Notes by a "U.S. Holder" (as defined below) is set forth with respect to U.S. federal income tax matters based upon the opinion of Debevoise & Plimpton, U.S. tax counsel to the Issuer, with respect to U.K. tax matters based upon the opinion of Clifford Chance, U.K. tax counsel to the Issuer, and with respect to Bermuda tax matters based upon the opinion of Conyers, Dill & Pearman, Bermuda tax counsel to the Issuer. Such firms express no opinion as to, and have not independently confirmed, any factual or accounting matters, determinations or conclusions described below. The summary describes certain U.S. federal income, U.K. and Bermuda tax consequences of the acquisition, ownership and disposition of the Senior Notes as of the date of this Prospectus. The Summary is for general information purposes only and does not purport to be a complete analysis of all tax considerations that may be applicable to U.S. Holders of Senior Notes. Except where noted, it deals only with Senior Notes beneficially owned as capital assets by a purchaser that is, for U.S. federal income tax purposes, (1) a citizen or resident of the United States, (2) a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof or (3) an estate or trust the income of which is subject to U.S. federal taxation regardless of its source (a "U.S. Holder") and does not address the U.K. tax consequences to a holder that is resident (or, in the case of an individual, who is either resident or ordinarily resident or both) for U.K. tax purposes in the U.K., that is domiciled under U.K. law in the U.K. or that carries on business in the U.K. through a branch or agency. It does not deal with special situations, such as those of securities dealers, banks, tax-exempt organizations, life insurance companies, persons that hold the Senior Notes as part of a hedging transaction or straddle or conversion transaction or persons whose functional currency is not the U.S. dollar. It also does not deal with state or local taxes, or U.S. federal taxes other than income taxes.

     The statements regarding U.S. federal income tax consequences set forth below are based upon the provisions of the U.S. Internal Revenue Code of 1986, as amended (the "Code"), and regulations, rulings and judicial decisions thereunder as of the date of this Prospectus. The statements regarding U.K. and Bermuda tax laws set forth below are based on those laws as in force on the date of this Prospectus. Such authorities may be repealed, revoked or modified, possibly with retroactive effect, in which case tax consequences different from those discussed below could result. The statements regarding U.S. federal income, U.K. and Bermuda tax consequences set forth below assume that the Senior Notes were issued, and transfers thereof and payments thereon have been and will continue to be made, in accordance with the Indenture and the Depositary Agreement.

     For purposes of the U.K. Treaty (as defined below) and the Code, U.S. Holders of the Book-Entry Interests will be treated as owners of the Senior Notes underlying such Book-Entry Interests and, except as noted below, the tax consequences of owning the Book-Entry Interests will be the same as those applicable to ownership of the Senior Notes.

     PERSONS CONSIDERING THE ACQUISITION, OWNERSHIP OR DISPOSITION OF THE SENIOR NOTES SHOULD CONSULT THEIR OWN TAX ADVISERS CONCERNING THE U.S. FEDERAL INCOME, U.K. AND BERMUDA TAX CONSEQUENCES IN LIGHT OF THEIR PARTICULAR SITUATIONS AS WELL AS ANY CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCAL OR FOREIGN TAXING JURISDICTIONS.

   Certain Tax Consequences of the Exchange Offer

   United States. The exchange of Old Notes for Exchange Notes pursuant to the Exchange Offer will not result in any federal income tax consequences to holders. When a holder exchanges an Old Note for an Exchange Note pursuant to the Exchange Offer, such holder will have the same adjusted basis and holding period in the Exchange Note as in the Old Note immediately before the Exchange.

   United Kingdom. The exchange of Old Notes for Exchange Notes pursuant to the Exchange Offer will not result in any liability to United Kingdom taxation for holders of Old Notes who are neither resident nor, in the case of a holder who is an individual, ordinarily resident in the United Kingdom for the purposes of United Kingdom taxation, and further who do not carry on a trade, profession or vocation in the United Kingdom through a branch or agency in the United Kingdom to which the Old Notes or the Exchange Notes are attributable.

   Bermuda. The exchange of Old Notes for Exchange Notes pursuant to the Exchange Offer will not result in any Bermuda tax consequences.

   Taxation of U.S. Holders of the Senior Notes

    Bermuda

     Payments under the Guarantee. Under Bermuda law, no withholding or deduction will be required to be made on account of payments made by Bermuda Holdings under the Guarantee.

    United Kingdom

     Payments on the Senior Notes. The rules relating to UK withholding tax have been amended by legislation enacted by Finance Act 1996 supported by regulations laid thereunder. However, as some further regulations have still to be drafted, the rules set out below may be subject to amendment.

         (a) The Senior Notes will constitute "quoted Eurobonds" provided they continue to carry a right to interest and provided that they are and continue to be in bearer form and quoted on a recognized stock exchange (the Luxembourg Stock Exchange is a recognized stock exchange for this purpose).

         (b) Payments of interest on Senior Notes which are and continue to be quoted Eurobonds and are in global form and are held in a "recognized clearing system" (DTC is so recognized) may be made without withholding or deduction for or on account of UK income tax, provided that:

             (i) payment is made direct to the recognized clearing system; or

             (ii) payment is made to, or at the direction of, a depositary for the recognized clearing system and the paying agent has obtained a valid declaration PA 3 from the depositary; or

             (iii) the paying agent has obtained a notice from the Inland Revenue instructing the paying agent to pay the interest with no tax deducted.

         (c) If the Senior Notes are issued in definitive form and are and continue to be quoted Eurobonds, then payments of interest on the Senior Notes may be made without such withholding or deduction where:

             (i) the person by or through whom the payment is made is not in the UK; or

             (ii) the payment is made by or through a person who is in the UK and

         (aa) the interest is paid on a Senior Note held in a recognized clearing system as defined for the relevant purpose and one of the conditions set out in paragraph (b)(i), (ii) and (iii) above is satisfied; or

         (bb) a person who is not resident in the UK is beneficially entitled to the interest and is the beneficial owner of the Senior Note on which the interest is paid and either:

             (1) the paying agent obtains a valid declaration PA1 from the said person on the occasion of each payment; or

             (2) the paying agent obtains on the occasion of each payment a valid declaration PA2 from another person who holds the Senior Notes for the non-resident person and who is entitled to arrange for the interest to be paid with no UK tax deducted; or

             (iii) the paying agent has obtained a notice from the Inland Revenue instructing the paying agent to pay the interest with no tax deducted.

     In other cases, and in particular if either (A) payments on the Senior Notes are made at a time they are not quoted on a recognized stock exchange or (B) Definitive Senior Notes in registered form are issued, interest and Additional Amounts, if any, will be paid after deduction of U.K. income tax at the lower rate (currently 20%). A U.S. Holder of a Senior Note will normally be eligible to recover in full any U.K. tax withheld from payments of interest to which such U.S. Holder is beneficially entitled by making a claim for refund under the U.S./U.K. Treaty on the appropriate form filed in duplicate with the Internal Revenue Service Center Director with which such U.S. Holder's last U.S. federal income tax return was filed. Alternatively, a claim may be made by a U.S. Holder in advance of a payment of interest. If the claim is accepted by the U.K. Inland Revenue, they will authorize subsequent payments to that U.S. Holder to be made without the withholding of U.K. tax. Claims for refund must be made within six years of the end of the U.K. year of assessment (generally April 5th in each year) to which the interest related and must be accompanied by the original statement provided by the Company (or any nominee holding the Senior Notes on the U.S. Holder's behalf) when the interest payment was made showing the amount of income tax deducted and when the interest payment was made. Because a claim for refund is not considered until the U.K. Inland Revenue receives the appropriate form from the IRS, forms should be sent to the IRS well before the end of the applicable limitation period,

     In the case of Senior Notes which are quoted Eurobonds, a person in the UK who in the course of a trade or profession:

         (i) by means of coupons, warrants or bills of exchange, collects or secures payment of or receives interest on Senior Notes for a Noteholder; or

         (ii) arranges to collect or secure payment of interest on Senior Notes for a Noteholder; or

         (iii) acts as a custodian of such Notes and receives interest on such Senior Notes or directs that interest on such Senior Notes be paid to another person or consents to such payment will be required to withhold UK income tax at the lower rate (currently 20%), subject to certain exceptions, including the following:

             (a) the Senior Notes are held in a recognized clearing system and either:

                 (i) the collecting agent pays or accounts for the interest directly or indirectly to the recognized clearing system and where such payment or account is made to, or at the direction of, a depositary for the recognized clearing system, the collecting agent holds a valid declaration CA3 from the depositary; or

                 (iii) the collecting agent is acting as depositary for the recognized clearing system in respect of the Senior Notes; or

             (b) the person beneficially entitled to the interest beneficially owns the Senior Notes and is not resident in the UK and the collecting agent either

                 (i) holds a valid declaration CA1 from the said person; or

                 (ii) holds a valid declaration CA2 from a person (other than the beneficial owner of the Notes) to whom the interest is payable or who is entitled to arrange for the interest to be collected without deduction of UK tax and who is not a collecting agent in the UK.

     Holders of Senior Notes who request Definitive Senior Notes in registered form will not be entitled to the payment of any Additional Amounts in respect of the U.K. tax withheld. In certain other cases in which Senior Notes are exchanged for Definitive Senior Notes, U.S. Holders of Definitive Senior Notes will be entitled to the payment of Additional Amounts in respect of the U.K. tax withheld. See "Description of Senior Notes--Payment of Additional Amounts."

     Under provisions of the U.K. Finance Act 1995, interest on the Senior Notes received without deduction or withholding will not be subject to U.K. tax by direct assessment in the hands of a holder of Senior Notes who is not resident for tax purposes in the U.K. unless that holder carries on a trade, profession or vocation within the U.K. through a U.K. branch or agency in connection with which the interest is received or to which the Senior Notes are attributable (in which case certain exemptions may be available).

     Sale or Disposition (including Redemption). A U.S. Holder (not resident or ordinarily resident in the U.K. and not engaging in business in the U.K. through a branch or agency) will not be subject to U.K. tax (including withholding tax) on the sale, redemption (other than redemption at a premium), retirement or other disposition of a Senior Note. Similarly, such a U.S. Holder will not be subject to U.K. tax where an interest in the Global
   Note is exchanged for a Definitive Senior Note.

     For U.K. tax purposes, a disposal of a Senior Note by an individual holder resident or ordinarily resident for U.K. tax purposes in the U.K. or who carries on a trade, profession or vocation in the U.K. through a branch or agency to which the Senior Note is attributable may give rise to a chargeable gain or allowable loss for the purposes of taxation of capital gains. It should be noted that, to calculate any gain on a disposal of Senior Notes, sterling values are compared at acquisition and disposal. Accordingly, a taxable gain can arise on maturity, for example, even where the amount of foreign currency received is less than, or the same as, the amount paid for the Senior Notes. A transfer of a Senior Note by an individual holder resident or ordinarily resident for U.K. tax purposes in the U.K. or who carries on a trade in the U.K. through a branch or agency to which the Senior Note is attributable may give rise to a charge to tax on income in respect of an amount representing interest on the Senior Note which has accrued since the preceding interest payment date.

     In relation to a holder which is a company that is subject to U.K. corporation tax (other than a company established for charitable purposes only, authorized unit trusts and approved investment trusts and certain other categories of company which are not taxable on chargeable gains), the Senior Notes will be treated on disposal as "qualifying corporate bonds" with the result that on a disposal of the Senior Notes by such a company, neither chargeable gains nor allowable losses will arise for the purposes of taxation of chargeable gains. Holders of Senior Notes who are within the charge to United Kingdom corporation tax will be charged to tax generally on all profits and gains (including interest and other accruals or, as the case may be, movements in value, gains made on disposals and profits attributable to exchange rate fluctuations) arising from the Senior Notes broadly in accordance with their statutory accounting treatment. Such profits and gains will be charged to tax as income in respect of each accounting period to which they are allocated for accounting purposes. Relief may be available for related expenses and losses on a similar basis.

     U.K. Stamp Duty and Stamp Duty Reserve Tax.   No U.K. Stamp Duty or Stamp
   Duty Reserve Tax is payable on the issue of the Global Note or on the issue or, once the Senior Notes are listed on the Luxembourg Stock Exchange, the transfer by delivery of a Senior Note or on its redemption except that stamp duty reserve tax (currently at the rate of 0.5%) could be payable on an agreement to transfer any Senior Note issued after 25 November 1996 unless, inter alia, the Senior Note is listed on a recognized stock exchange, does not carry a right of conversion into securities not so listed and the agreement to transfer the Senior Note is not made in contemplation of, or as part of an arrangement for, a takeover of the Company.

     Although the Issuer intends to list the Exchange Notes on the Luxembourg Stock Exchange, it is not expected that the Exchange Notes will be listed on the date of issue. During the period prior to such listing of the Exchange Notes and the Old Notes, any agreement to transfer the Global Note or Senior Note or any interest therein may be subject to Stamp Duty Reserve Tax if made before such Senior Notes are so listed, unless it can be shown that (i) the amount of interest and Additional Amounts payable on the Senior Notes neither exceeds a reasonable commercial return on the nominal amount of the capital nor falls to be determined to any extent by reference to the results of, or any part of, a business or to the value of any property; (ii) the Senior Notes carry a right on repayment to an amount which does not exceed the nominal value of the capital (or if it does, such amount is reasonably comparable with what is generally repayable (in respect of a similar nominal amount of capital) under the terms of issue of loan capital listed in the Official List of The London Stock Exchange); and (iii) the Senior Notes do not carry a right (exercisable then or later) of conversion into shares or other securities, or to the acquisition of shares or other securities, including loan capital of the same description.

     U.K. Inheritance Tax. Senior Notes represented by the Global Note that are not treated as situated in the U.K. and are beneficially owned by an individual domiciled outside the U.K. will not be subject to U.K. inheritance tax. If a Senior Note is subject to U.K. inheritance tax and U.S. federal estate tax, the U.S./U.K. convention for the avoidance of double taxation with respect to estate and gift taxes may entitle a U.S. Holder to credit or relief in respect of the U.K. tax.


    United States

     Payments on the Senior Notes. For U.S. federal income tax purposes, a U.S. Holder will include interest and Additional Amounts, if any, payable on the Senior Notes in income when received or accrued in accordance with the U.S. Holder's method of accounting. Such interest will constitute "foreign source income" for foreign tax credit purposes.

     Subject to certain limitations, a U.S. Holder would generally be required to include the full amount of the interest payment (without reduction for the U.K. withholding tax, if any) and Additional Amounts, if any, and would be entitled to a credit against its U.S. federal income tax liability, or a deduction in computing its U.S. federal taxable income, for U.K. taxes withheld from payments of interest to which such U.S. Holder is beneficially entitled. In the case of a U.S. Holder entitled to claim a refund of any U.K. tax withheld, no U.S. foreign tax credit or deduction may be claimed for the amount of U.K. tax eligible for a refund, whether or not such refund is sought, to the extent that it is reasonably certain that such U.K. tax will be refunded. If a U.S. Holder receives a refund of U.K. tax for which a deduction or foreign tax credit was previously claimed, the U.S. Holder generally must (i) in the case of a deduction, include the refund in gross income or (ii), in the case of a foreign tax credit, notify the Service of the receipt of the refund, according to the requirements of Section

1.905-4T of the Treasury Regulations or any successor provisions, and the Service will redetermine the U.S. Holder's U.S. federal income tax liability for the taxable year in which the credit was originally claimed.

     Sale or Disposition (including Redemption). For U.S. federal income tax purposes, taxable gain or loss generally will be recognized by a U.S. Holder on the sale, redemption, retirement or other disposition of the Senior Notes measured by the difference between (1) the sum of (a) any cash and (b) the fair market value of any property received (except in the case of a cash basis taxpayer, to the extent the cash or property received is attributable to accrued interest, which will be taxable as such) and (2) the U.S. Holder's tax basis in the Senior Notes. Subject to the market discount rules discussed below, any gain or loss recognized generally will be capital gain or loss. Any such gain generally will constitute "U.S. source income" for foreign tax credit purposes.

     Market Discount. A U.S. Holder (other than a U.S. Holder that makes the election described below) that purchases a Senior Note at a market discount that is not de minimis generally will be required to treat any gain realized upon the disposition of such Senior Note as interest income to the extent of the market discount accruing during the period such holder held such Senior Note. A U.S. Holder may also be required to recognize as ordinary income any principal payments with respect to a Senior Note to the extent such payments do not exceed the accrued market discount on the Senior Note. For this purpose, market discount generally equals the excess of the stated redemption price of the Senior Note over the basis of the Senior Note in the hands of the holder immediately after its acquisition. However, market discount is deemed not to exist if the market discount is less than a statutorily defined de minimis amount equal to 1/4 of 1 percent of the Senior Note's stated redemption price multiplied by the number of complete years to the Senior Note's maturity after the holder acquired the Senior Note.

     The market discount rules also provide that a U.S. Holder of Senior Notes that were acquired at a market discount may be required to defer the deduction, until the Senior Notes are disposed of, of a portion of the interest on any indebtedness incurred or maintained to acquire or carry the Senior Notes.

     A U.S. Holder of a Senior Note acquired at a market discount may elect to include market discount in income as the discount accrues. In such a case, the foregoing rules with respect to the recognition of ordinary income on dispositions and with respect to the deferral of interest deductions on indebtedness related to such Senior Note would not apply. The current inclusion election applies to all market discount obligations acquired on or after the first day of the first taxable year to which the election applies, and may not be revoked without the consent of the Service.

     Amortizable Bond Premium. Generally, if the tax basis of an obligation held as a capital asset exceeds the amount payable at maturity of the obligation, such excess may constitute amortizable bond premium that the holder of such obligation may elect to amortize under the constant interest rate method and deduct over the period from the holder's acquisition date to the obligation's maturity date. The amortizable bond premium deduction is treated as a reduction of interest on the bond instead of as a deduction, except as Treasury Regulations may otherwise provide. A holder that elects to amortize bond premium must reduce its tax basis in the related obligation by the amount of the aggregate deductions allowable for the amortizable bond premium. Any election to amortize bond premium will apply to all bonds (other than bonds the interest on which is excludible from gross income) held by the holder at the beginning of the first taxable year to which the election applies or thereafter acquired by the holder. The election may not be revoked without the consent of the Service.

     In the case of an obligation, such as a Senior Note, that may be called at a premium prior to maturity, an earlier call date is treated as its maturity date, and the amount of bond premium is determined by treating the amount payable on such call date as the amount payable at maturity if such a calculation produces a smaller amortizable bond premium for the period ending on such call date. If a U.S. Holder of a Senior Note is required to amortize and deduct bond premium by reference to a call date, the Senior Note will be treated for this purpose as maturing on such date for the amount payable, and, if not redeemed on such date, as reissued on such date for the amount so payable. If a Senior Note purchased at a premium is redeemed pursuant to a call prior to such early call date or its maturity, a U.S. Holder that has elected to deduct bond premium may deduct the excess of its adjusted basis in the Senior Note over the amount received on redemption (or, if greater, the amount payable on maturity) as an ordinary loss in the taxable year of redemption.

     United States Information Reporting and Backup Withholding. In general, U.S. information reporting requirements will apply to payments of principal, premium and interest on a Senior Note and on the proceeds of the sale of a Senior Note before maturity to a non-corporate U.S. Holder, and U.S. "backup withholding" at a rate of 31% will apply to such payments if the U.S. Holder fails to provide an accurate taxpayer identification number or to report all interest and dividends required to be shown on its federal income tax returns.

     The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against such U.S. Holder's U.S. federal income tax liability and may entitle such U.S. Holder to a refund, provided that the required information is furnished to the Service.


                             ERISA CONSIDERATIONS

     The Company, the obligor with respect to the Senior Notes, and its affiliates may be considered a "party in interest" (within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) or a "disqualified person" (within the meaning of Section 4975 of the Code) with respect to many employee benefit plans ("Plans") that are subject to ERISA. Any purchaser proposing to acquire Senior Notes with assets of any Plan should consult with its counsel. The purchase and/or holding of Senior Notes by a Plan that is subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of Section 4975 of the Code (including individual retirement arrangements and other plans described in Section 4975(e)(1) of the Code) and with respect to which the Issuer, Bermuda Holdings or any affiliate is a service provider (or otherwise is a party in interest or a disqualified person) may constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code, unless such Senior Notes are acquired pursuant to and in accordance with an applicable exemption, such as Prohibited Transaction Class Exemption ("PTCE") 84-14 (an exemption for certain transactions determined by an independent qualified professional asset manager), PTCE 91-38 (an exemption for certain transactions involving bank collective investment funds), PTCE 90-1 (an exemption for certain transactions involving insurance company pooled separate accounts), PTCE 95-60 (an exemption for transactions involving certain insurance company general accounts) or PTCE 96-23 (an exemption for certain transactions determined by an in-house professional asset manager).

                                 LEGAL MATTERS

     The validity of the Exchange Notes offered hereby will be passed upon for the Issuer and Bermuda Holdings by Clifford Chance, United Kingdom counsel for the Issuer and Bermuda Holdings, and by Conyers, Dill & Pearman, Bermuda counsel for the Issuer and Bermuda Holdings.

                                    EXPERTS

     The consolidated financial statements of Bermuda Holdings and its subsidiaries as of December 31, 1995 and 1996 and for each of the two years in the period ended December 31, 1996 and the consolidated financial statements of Terra Nova Insurance Company Limited (the Predecessor) and subsidiaries for the year ended December 31, 1994, incorporated by reference in this Prospectus, have been incorporated herein in reliance upon the report of Coopers & Lybrand (Hamilton, Bermuda), independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

THE ISSUER

      The Issuer is a public limited company organized under the laws of England and Wales. Sections 310 and 727 of the Companies Act of 1985, as amended (the "Companies Act"), and Article 17 of the Issuer's Articles of Association provide for the indemnification or exemption from liability, under the circumstances set forth below, of officers and auditors of the Issuer against certain liabilities in respect of negligence, default, breach of duty or breach of trust in relation to the Issuer, and for the purchase and maintenance of insurance by the Issuer on behalf of officers, directors, and auditors of the Issuer against certain liabilities asserted against, and incurred by, any such officer, director, or auditor in such capacity. Set forth below is the text of Sections 310 and 727 of the Companies Act and the text of Article 17 of the Issuer's Articles of Association.

      Section 310 of the Companies Act of 1985, as amended, provides as follows:

      "SEC. 310.  Provisions exempting officers and auditors from liability.

      310(1) This section applies to any provision, whether contained in a company's articles or in any contract with the company or otherwise, for exempting any officer of the company or any person (whether an officer or not) employed by the company as auditor from, or indemnifying him against, any liability which by virtue of any rule of law would otherwise attach to him in respect of any negligence, default, breach of duty or breach of trust of which he may be guilty in relation to the company.

      310(2) Except as provided by the following subsection, any such provision is void.

      310(3)  This section does not prevent a company --

            (a) from purchasing and maintaining for any such officer or auditor insurance against any such liability, or

            (b) from indemnifying any such officer or auditor against any liability incurred by him --

               (i) in defending any proceedings, (whether civil or criminal) in which judgment is given in his favour or he is acquitted, or

               (ii) in connection with any application under section 144(3) or
                    (4) (acquisition of shares by innocent nominee) or section 727 (general power to grant relief in case of honest and reasonable conduct) in which relief is granted to him by the court."

Section 727 of the Companies Act 1985 provides:

   "(1) If in any proceedings for negligence, default, breach of duty or breach of trust against an officer of a company or a person employed by a company as auditor (whether he is or is not an officer of the company) it appears to the court hearing the case that that officer or person is or may be liable in respect of the negligence, default, breach of duty or breach of trust, but that he has acted honestly and reasonably, and that having regard to all the circumstances of the case (including those connected with his appointment) he ought fairly to be excused for the negligence, default, breach of duty or breach of trust, that court may relieve him, either wholly or partly, from his liability on such terms as it thinks fit.

   (2) If any such officer or person as abovementioned has reason to apprehend that any claim will or might be made against him in respect of any negligence, default, breach of duty or breach of trust, he may apply to the court for relief; and the court on the application has the same power to relieve him as under this section it would have had if it had been a court before which proceedings against that person for negligence, default, breach of duty or breach of trust had been brought.

   (3) Where a case to which subsection (1) applies is being tried by a judge with a jury, the judge, after hearing the evidence, may, if he is satisfied that the defendant or defender ought in pursuance of that subsection to be relieved either in whole or in part from the liability sought to be enforced against him, withdraw the case in whole or in part from the jury and forthwith direct judgment to be entered for the defendant or defender on such terms as to costs or otherwise as the judge may think proper."

     Article 17 of the Issuer's Articles of Association provides as follows:

     "17.(1)subject to the provisions of and to the extent permitted by the Statutes, every director, other officer or auditor of the Company shall be indemnified out of the assets of the Company against any liability incurred by him in the actual or purported execution or discharge of his duties or the exercise or purported exercise of his powers or otherwise in relation to or in connection with his duties, powers or office, but:

            (a) this indemnity shall not apply to any liability to the extent that it is recovered from any other person; and

            (b) the indemnity is subject to such officer or auditor taking all reasonable steps to effect such recovery, so that the indemnity shall not apply to the extent that an alternative right of recovery is capable of being enforced.

      17.(2)  Regulation 188 of Table A shall not apply."

   As of June 30, 1997, Bermuda Holdings had purchased primary directors and officers liability insurance from New Hampshire Insurance Company (Europe) in the amount of (Pounds)12.5 million, with excess cover of (Pounds)7.5 million provided by Executive Risk Insurance Company and further excess cover of (Pounds)5 million provided by ACE Insurance Company, covering directors and officers of Bermuda Holdings and its subsidiaries including those of the Issuer.


BERMUDA HOLDINGS

      Bermuda Holdings is a company organized under the Laws of Bermuda. Sections 98 and 98A of the Companies Act of 1981 of Bermuda and Article 28 of the Bye-Laws of Bermuda Holdings provide for the indemnification, except under circumstances set forth below, of directors, officers or auditors of Bermuda Holdings from losses or liabilities occurring in connection with their execution of their duties or supposed duties in such capacities, and for the purchase and maintenance of insurance by Bermuda Holdings on behalf of its directors and officers against any liabilities asserted against such directors or officers by virtue of a violation of their duties in such capacities. Set forth below is the text of Sections 98 and 98A of the Companies Act of 1981 of Bermuda and the text of Article 28 of the Bye-Laws of Bermuda Holdings.

      Section 98 of the Companies Act of 1981 of Bermuda provides:

      "(1) Subject to subsection (2), a company may in its bye-laws or in any contract or arrangement between the company and any officer, or any person employed by the company as auditor, exempt such officer or person from, or indemnify him in respect of, any loss arising or liability attaching to him by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which the officer or person may be guilty in relation to the company or any subsidiary thereof.

      (2) Any provision, whether contained in the bye-laws of a company or in any contract or arrangement between the company and any officer, or any person employed by the company as auditor, exempting such officer or person from, or indemnifying him against any liability which by virtue of any rule of law would otherwise attach to him in respect of any fraud or dishonesty of which he may be guilty in relation to the company shall be void. Provided that --

         (a) nothing in this section shall operate to deprive any person of any exemption or right to be indemnified in respect of anything done or omitted to be done by him while any such provision was in force; and

         (b) notwithstanding anything in this section, a company may, in pursuance of any such provision as aforesaid indemnify any such officer or auditor against any liability incurred by him in defending any proceedings, whether civil or criminal in which judgment is given in his favor or in which he is acquitted or when relief is granted to him by the Court under section 281."

      Section 98A of the Companies Act 1981 of Bermuda provides as follows:

      "98A A company may purchase and maintain insurance for the benefit of any officer of the company against any liability incurred by him under paragraph (b) of subsection (1) of Section 97 in his capacity as an officer of the Company or indemnifying such an officer in respect of any loss arising or liability attaching to him by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which the officer may be guilty in relation to the company or any subsidiary thereof and nothing in this Act shall make void or voidable any such policy."

(Section 97(1)(b), referenced in Section 98A, provides that every officer of a company in exercising his powers and discharging his duties shall "exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.")

      Article 28 of the Bye-Laws of Bermuda Holdings provides as follows:

      "(a) The Directors, Secretary and other Officers for the time being of the Company and the liquidator or trustees (if any) for the time being acting in relation to any of the affairs of the Company and every one of them, and their heirs, executors and administrators, shall be indemnified and secured harmless out of the assets of the Company from and against all actions, costs, charges, losses, damages and expenses which they or any of them, their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, or in their respective offices or trusts, and none of them shall be answerable for the acts, receipts, neglects or defaults of the others of them or for joining in any receipts for the sake of conformity, or for the acts of or the solvency or honesty of any bankers or other persons with whom any moneys or effects belonging to the Company shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to the Company shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto, PROVIDED THAT this indemnity shall not extend to any matter in respect of any wilful negligence, wilful default, fraud or dishonesty which may attach to any of said persons.

      (b) Every Director and Officer of the Company shall be indemnified out of the funds of the Company against all liabilities incurred by him as such Director or Officer of the Company in defending any proceedings, whether civil or criminal, in which judgment is given in his favor, or in which he is acquitted, or in connection with any application under the Companies Acts in which relief from liability is granted to him by the court. Such funds shall be advanced to such Director or Officer on his incurring liability prior to judgment provided that should he be found guilty of a criminal or other offense for which he cannot by law be indemnified he shall reimburse the Company the funds advanced."

      As of June 30, 1997, Bermuda Holdings had purchased primary directors and officers liability insurance from New Hampshire Insurance Company (Europe) in the amount of (Pounds)12.5 million, with excess cover of (Pounds)7.5 million provided by Executive Risk Insurance Company and further excess cover of (Pounds)5 million provided by ACE Insurance Company.


ITEM 16.  EXHIBITS


      EXHIBIT
       NUMBER                                 DESCRIPTION OF DOCUMENT
       ------                                 -----------------------
       *  1.1  --    Registration Rights Agreement, dated August 20, 1997, among the Issuer, Bermuda Holdings, and the Initial Purchaser.
       *  3.1  --    Copy of Memorandum and Articles of Association of the Issuer dated November 1, 1994  (Filed as Exhibit 3.1 to the Issuers' Registration Statement on Form F-1, Registration No.
                     33-93358-01, and incorporated herein by reference).
       *  3.2  --    Certificate of Incorporation and Memorandum of Association of Bermuda Holdings dated
                     November 29, 1993 (Filed as Exhibit 3.2 to Bermuda Holding's Registration Statement on Form
                     S-1, Registration No. 33-93358, and incorporated herein by reference).
       *  3.3  --    Amended and Restated Bye-Laws of Bermuda Holdings dated March 25, 1996 (Filed as Exhibit
                     3.2 to Bermuda Holdings' Registration Statement on Form S-1, Registration No. 333-1726, and
                     incorporated herein by reference).
       *  4.1  --    Indenture, dated August 26, 1997, among the Issuer, Bermuda Holdings, and The Chase
                     Manhattan Bank, as Trustee.
       *  4.2  --    Deposit and Custody Agreement, dated August 26, 1997, among the Issuer, Bermuda Holdings,
                     Chase Manhattan Bank Luxembourg, S.A. as Custodian, and The Chase Manhattan Bank, as
                     Depositary.
       *  4.3  --    Form of Global Note.  Included as Exhibit A to the Indenture filed herewith as Exhibit 4.1.
       *  4.4  --    Form of Global Receipt.  Included as Exhibit C to the Deposit and Custody Agreement filed herewith as Exhibit 4.2.


      *   5.1  --    Opinion of  Clifford Chance as to the legality of the Exchange Notes, dated October 16,
                     1997.
      *   5.2  --    Opinion of  Conyers, Dill & Pearman as to the legality of the Guarantee, dated October 16,
                     1997.
      *   5.3  --    Opinion of Milbank, Tweed, Hadley & McCloy as to the legality of the Global Receipt, dated
                     October 16, 1997.
      *   8.1  --    Opinion of Clifford Chance as to U.K. tax matters relative to the Exchange Notes, dated
                     October 16, 1997.
      *   8.2  --    Opinion of Conyers, Dill & Pearman as to Bermuda tax matters relative to the Guarantee, dated October 16, 1997.
      *  10.1  --    DTI Notice of Requirements (Filed as Exhibit 10.23 of the Issuer's registration statement on Form S-1, Registration No. 33-93358, and incorporated by reference herewith).
      *  11.1  --    Statement re computation of per share earnings.  (Filed as Exhibit 11.1 to Bermuda
                     Holdings' quarterly report on Form 10-Q for the quarter ended September 30, 1997,
                     Commission File Number 001-13834, and incorporated herein by reference).
      *  12.1  --    Statement re computation of ratios.
     **  21.1  --    Subsidiaries of the Issuer and Bermuda Holdings.
    ***  23.1  --    Consent of  Clifford Chance.
     **  23.2  --    Consent of Conyers, Dill & Pearman.
     **  23.3  --    Consent of Coopers & Lybrand.
      *  24.1  --    Power of Attorney of the Officers and Directors of the Issuer.
      *  24.2  --    Power of Attorney of the Officers and Directors of Bermuda Holdings.
      *  25.1  --    Statement of Eligibility of Trustee on Form T-1.
      *  99.1  --    Form of Letter of Transmittal.
      *  99.2  --    Form of Notice of Guaranteed Delivery.
      *  99.3  --    Form of Letter to Record Holders.
      *  99.4  --    Form of Letter to Beneficial Holders.
      *  99.5  --    Form of Instruction from Owner.

                                      II-6
EXIT

      *  99.6  --    Form of Exchange Agent Agreement.
      *  99.7  --    Form of Paying Agency Agreement.
--------------
*    Previously filed.
**   Filed herewith.

***  To be filed by amendment.


ITEM 17.  UNDERTAKINGS

     (A)  RULE 415 OFFERING.

     The undersigned Registrants hereby undertake:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

        (iii) To include any material information with respect to the plan of distribution it previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by Bermuda Holdings pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (B)  FILINGS INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY REFERENCE.

     The undersigned Registrants hereby undertake that, for purpose of determining any liability under the Securities Act of 1933, each filing of Bermuda Holdings annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (C)  REQUEST FOR ACCELERATION OF EFFECTIVE DATE.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     (D)  UNDERTAKINGS ON BEHALF OF THE DEPOSITARY

          (i) The Depositary hereby undertakes to make available at the
           -
principal office of the Depositary in the United States, for inspection by holders of the Receipt, any reports and communications received from the issuer of the deposited security which are both (1) received by the Depositary as the holder of the deposited security, and (2) made generally available to the holders of the underlying security by the Issuer.

         (ii) If the amounts of fees charged are not disclosed in the
          --
prospectus, the Depositary undertakes to prepare a separate document stating the amount of any fee charged and describing the service for which it is charged and to deliver promptly a copy of such fee schedule without charge to anyone upon request. The Depositary undertakes to notify each registered holder of a Receipt thirty days before any change in the fee schedule.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has caused this Post-Effective Amendment No. 1 to its Registration Statement on Form F-4, Registration Number 333-38063, to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Hamilton, Bermuda, on the 27th day of February, 1998.

By:  /s/ Jean M. Waggett
   ---------------------------------------
   Jean M. Waggett, as Attorney-in Fact

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


John Riddick*                       Chairman and Managing Director
                                     (Principal Executive Officer)

William J. Wedlake*                 Director and Chief Financial Officer
                                     (Principal Financial Officer and Accounting
                                     Officer)

William O. Bailey*                  Director

John J. Dwyer*                      Director

Nigel H.J. Rogers*                  Director

Anthony F. Aldridge*                Director



* By the power of attorney authorizing Jean M. Waggett to execute the Registration Statement and amendments and/or post-effective amendments and supplements thereto on behalf of Terra Nova Insurance (UK) Holdings plc and its directors and officers.

                           AUTHORIZED REPRESENTATIVE

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement on Forms S-4 and F-4 has been signed below by the undersigned as the duly authorized representative of the Issuer and Bermuda Holdings In the United States.


                                    By:/s/ Jean M. Waggett
                                       -------------------
                                       Jean M. Waggett

February 27, 1998
New York, New York

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1, to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hamilton, Bermuda, on the 27th day of February, 1998.

Terra Nova (Bermuda) Holdings Ltd.


By:/s/ Jean M. Waggett
   -----------------------------------------------
   Jean M.  Waggett, as Attorney-in-Fact

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated.

              William O. Bailey*                Chairman and Chief Executive Officer
                                                  (principal executive officer and accounting
                                                  officer)

               William J. Wedlake*              Chief Financial Officer (principal financial
                                                  officer)
               John Riddick*                    Deputy Chairman and Director
               John J. Dwyer*                   Deputy Chairman and Director
               Nigel H.J. Rogers*               Deputy Chairman and Director
               David L. Jaffee*                 Director
               Philip F. Petronis*              Director
               Allan W. Fulkerson*              Director
               Hugh P. Lowenstein*              Director
               Robert S. Fleisher*              Director
               Mark J. Byrne*                   Director
               Steven Gilbert*                  Director

* By power of attorney authorizing Jean M. Waggett to execute the Registration Statement and amendments and/or post-effective amendments and supplements thereto on behalf of Terra Nova (Bermuda) Holdings Ltd. and its directors and officers.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed solely with respect to the disclosure and undertakings made in response to the requirements of Parts I and II to the Form F-6 on its behalf by the undersigned, thereto duly authorized, in the City of New York, State of New York on February 27, 1998.



                    Legal entity created by the agreement for the issuance of a Global Receipt representing Senior Notes of Terra Nova Insurance (UK) Holdings plc

                    By: The Chase Manhattan Bank, as Depositary



                    By: /s/ David G. Safer
                       -----------------------------------
                    Name: David G. Safer
                    Title:   Vice President

                                 Index to Exhibits
                                 -----------------


      EXHIBIT
       NUMBER                                             DESCRIPTION OF DOCUMENT
       -------                                            -----------------------
         *1.1  --    Registration Rights Agreement, dated August 20, 1997, among the Issuer, Bermuda Holdings, and the Initial Purchaser.
         *3.1  --    Copy of Memorandum and Articles of Association of the Issuer dated November 1, 1994  (Filed as Exhibit 3.1 to the Issuers' Registration Statement on Form F-1, Registration No.
                     33-93358-01, and incorporated herein by reference).
         *3.2  --    Certificate of Incorporation and Memorandum of Association of Bermuda Holdings dated
                     November 29, 1993 (Filed as Exhibit 3.2 to Bermuda Holding's Registration Statement on Form
                     S-1, Registration No. 33-93358, and incorporated herein by reference).
         *3.3  --    Amended and Restated Bye-Laws of Bermuda Holdings dated March 25, 1996 (Filed as Exhibit
                     3.2 to Bermuda Holdings' Registration Statement on Form S-1, Registration No. 333-1726, and
                     incorporated herein by reference).
         *4.1  --    Indenture, dated August 26, 1997, among the Issuer, Bermuda Holdings, and The Chase
                     Manhattan Bank, as Trustee.
         *4.2  --    Deposit and Custody Agreement, dated August 26, 1997, among the Issuer, Bermuda Holdings,
                     Chase Manhattan Bank Luxembourg, S.A. as Custodian, and The Chase Manhattan Bank, as
                     Depositary.
         *4.3  --    Form of Global Note.  Included as Exhibit A to the Indenture filed herewith as Exhibit 4.1.
         *4.4  --    Form of Global Receipt.  Included as Exhibit C to the Deposit and Custody Agreement filed herewith as Exhibit 4.2.
         *5.1  --    Opinion of  Clifford Chance as to the legality of the Exchange Notes, dated October 16,
                     1997.
         *5.2  --    Opinion of  Conyers, Dill & Pearman as to the legality of the Guarantee, dated October 16,
                     1997.
         *5.3  --    Opinion of Milbank, Tweed, Hadley & McCloy as to the legality of the Global Receipt, dated
                     October 16, 1997.
         *8.1  --    Opinion of Clifford Chance as to U.K. tax matters relative to the Exchange Notes, dated
                     October 16, 1997.
         *8.2  --    Opinion of Conyers, Dill & Pearman as to Bermuda tax matters relative to the Guarantee, dated October 16, 1997.


        *10.1  --    DTI Notice of Requirements (Filed as Exhibit 10.23 of the Issuer's registration statement on Form S-1, Registration No. 33-93358, and incorporated by reference herewith).
        *11.1  --    Statement re computation of per share earnings.  (Filed as Exhibit 11.1 to Bermuda
                     Holdings' quarterly report on Form 10-Q for the quarter ended September  30, 1997,
                     Commission File Number 001-13834, and incorporated herein by reference).
        *12.1  --    Statement re computation of ratios.
        *21.1  --    Subsidiaries of the Issuer and Bermuda Holdings.
      ***23.1  --    Consent of  Clifford Chance.
       **23.2  --    Consent of Conyers, Dill & Pearman.
       **23.3  --    Consent of Coopers & Lybrand.
        *24.1  --    Power of Attorney of the Officers and Directors of the Issuer.
        *24.2  --    Power of Attorney of the Officers and Directors of Bermuda Holdings.
        *25.1  --    Statement of Eligibility of Trustee on Form T-1.
        *99.1  --    Form of Letter of Transmittal.
        *99.2  --    Form of Notice of Guaranteed Delivery.
        *99.3  --    Form of Letter to Record Holders.
        *99.4  --    Form of Letter to Beneficial Holders.
        *99.5  --    Form of Instruction from Owner.
        *99.6  --    Form of Exchange Agent Agreement.
        *99.7  --    Form of Paying Agency Agreement.

*    Previously filed.
**   Filed herewith.

***  To be filed by amendment.